12064\019\9504874.v13 SUBLEASE This Sublease (“Sublease”) made as of the 16th day of August, 2023 (the “Effective Date”), between 1STDIBS.COM, INC. (“Tenant”), a Delaware corporation, having a place of business at 51 Astor Place, 3rd Floor, New York, New York 10003 and INTUIT INC. (“Subtenant”), a Delaware corporation having a place of business at 2535 Garcia Avenue, Mountain View, California 94043. W I T N E S S E T H: WHEREAS, pursuant to a Lease dated as of October 8, 2013 (the “Lease”), between JSM Associates I LLC, as landlord (“Landlord”), and Tenant, as tenant, Tenant leases from Landlord the entire rentable area of the 3rd Floor of the building located at 51 Astor Place, New York, New York (the “Building”), which rentable area is more particularly shown on the floor plan attached to the Lease (the “Premises”). WHEREAS, Subtenant desires to sublease from Tenant the entire Premises (also referred to herein as the “Subpremises”), comprised of (a) 33,145 rentable square feet, as more particularly shown on the floor plan attached hereto and made a part hereof as Exhibit “A” (the “Phase I Subpremises”), and (b) the remaining portion of the Premises, consisting of 9,087 rentable square feet, as more particularly shown on the floor plan attached hereto and made a part hereof as Exhibit “A” (the “Phase II Subpremises”), and Tenant desires to sublease to Subtenant the Subpremises, on the terms and conditions hereafter set forth. NOW, THEREFORE, Tenant and Subtenant, in consideration of the mutual covenants and agreements herein contained, do hereby covenant and agree as follows: 1. Demise and Use. Subject to Paragraph 18 and the other terms and conditions of this Sublease, Tenant hereby demises and subleases to Subtenant, and Subtenant hereby takes and hires from Tenant, the Subpremises, to be used by Subtenant solely for administrative, general and executive offices and for no other purposes, subject to and in accordance with all of the terms and conditions of the Lease and this Sublease. In addition, Subtenant shall have the right to use the bicycle storage area in the Building at no additional cost but subject to the rules prescribed therefor by Landlord. Capitalized terms used in this Sublease shall have the meanings given to such terms in the Lease unless otherwise stated herein. Subtenant acknowledges receipt of a copy of the redacted Lease attached hereto as Exhibit “C” and represents that it has read the Lease as so redacted and is fully familiar with all of the provisions of the Lease as so redacted. 2. Term. (a) The term of this Sublease (the “Term”) shall commence upon the latest to occur of (i) October 1, 2023, (ii) the date that the Landlord Consent (as defined in Paragraph 18) is obtained and fully executed by Landlord, Tenant and Subtenant, and (iii) the date that Tenant delivers possession of the Phase I Subpremises (including without limitation the IT Room (as defined below)) to Subtenant vacant (except for the FF&E and such equipment as is located within the IT Room and reasonably necessary for Tenant’s use of the IT Room on the terms set forth below; for the avoidance of doubt, Tenant shall have removed from the IT Room all trash, boxes, personal property, and equipment, other than essential equipment to allow for its operations in the IT Room), broom clean, and with a temporary demising wall (i.e., a sheetrock wall, with sheetrock on both sides, from slab to slab across the length of the opening) installed between the Phase I Subpremises and the Phase II Subpremises to separately demise the Phase I Subpremises until the Phase II Commencement Date (the “Commencement Date”), and shall expire on December 30, 2029 (such date being the “Fixed Expiration Date”), unless the Term is sooner terminated under the provisions of this Sublease (the Fixed Expiration Date or such earlier or later date on which the Term shall end pursuant to provisions of this Sublease or any applicable laws shall be referred to herein as the “Expiration Date”). Each of Subtenant and Tenant acknowledges and agrees that (x) Subtenant shall be responsible for the removal of such temporary demising wall, and (y) without being subject to Paragraph 24(g) below, Tenant’s information technology (IT) personnel (including without limitation Ariane

–2– 12064\019\9504874.v13 Gilgeous) whose names have been provided to Subtenant by Tenant in advance of any such access or entry (and no other of Tenant’s Related Parties (as defined in Paragraph 6(a) below)) shall have the right to access and use the IT room located within the Phase I Subpremises (the “IT Room”) following the Commencement Date until the earlier of the date Tenant vacates and delivers the Phase II Subpremises to Subtenant and January 15, 2024, provided, however, that, notwithstanding anything to the contrary in this Sublease, (i) Tenant shall provide advance notice of all access to the IT Room as and to the extent commercially reasonable under the circumstances, (ii) Tenant shall maintain an access log(s) tracking access to and from the IT Room and, from time to time upon request by Subtenant, shall provide Subtenant with complete copies of all access logs relating to the IT Room, (iii) Tenant shall be solely responsible for access to and use of the IT Room by Tenant’s IT personnel (which access and use shall be solely for the purposes of providing services to the Phase II Subpremises and removing Tenant’s equipment from the IT Room) and all of Tenant’s equipment located therein (and any cost and liability incurred in connection therewith), until such time as all of Tenant’s equipment is removed from the Subpremises and any damage resulting therefrom has been repaired, (iv) Subtenant shall not be subject to any liability, cost or responsibility in connection with access to and/or use of the IT Room by Tenant and Tenant’s IT personnel, any cost or expense incurred in connection with such access and/or use, or any of Tenant’s equipment located therein, (v) Tenant shall (at its sole cost) remove all of its equipment from the IT Room and repair any damage resulting therefrom on or before January 15, 2024, (vi) no later than the Commencement Date, Tenant shall (at no cost to Subtenant) provide Subtenant with keys or access cards, allowing access to the IT Room on a 24/7 basis, and (vii) Subtenant shall be permitted (at its sole option) to install and operate security cameras monitoring the IT Room and/or a security cage within the IT Room (for its sole use). Each of Subtenant and Tenant further acknowledges and agrees that, subject to the terms hereof, Tenant and Subtenant shall both be accessing and using the IT Room for the period from the Commencement Date through and including January 15, 2024, and Tenant and Subtenant shall use commercially reasonable efforts to reasonably cooperate with each other to allow for such shared non-exclusive access to and use of the IT Room and to minimize interference with Tenant’s and Subtenant’s respective uses of the remainder of the Premises. If Tenant fails to remove all of its equipment and/or repair any resulting damage on or before January 15, 2024, then Subtenant, at its sole option and at Tenant’s sole cost and expense, may perform such work. Tenant shall give Subtenant a Notice of the Commencement Date promptly after it has occurred. In the event that the Lease terminates in its entirety (or in part, as applicable) during the Term for any reason, then, subject to Landlord’s option to have Subtenant attorn to Landlord pursuant to Paragraph 8 of this Sublease, this Sublease shall terminate (in whole or in part, as applicable) on the date of such termination as if such date had been specified in this Sublease as the Expiration Date and Tenant shall have no liability to Subtenant of any kind whatsoever with respect to such termination, unless said termination shall have been caused by the default of Tenant under the Lease and said Tenant’s default was not as a result of Subtenant’s default hereunder. Notwithstanding the foregoing, in the event the Commencement Date does not occur on or before November 1, 2023 then Subtenant shall be entitled to a day-for-day abatement of Fixed Rent until the occurrence of the Commencement Date, which abatement shall be applied to payment of Fixed Rent first coming due and payable under this Sublease after giving effect to the Abatement Period, and in the event the Commencement Date does not occur on or before December 1, 2023, then Subtenant shall have the right to terminate this Sublease upon Notice to Tenant. Notwithstanding anything herein to the contrary, “Subpremises” shall mean and refer solely to the Phase I Subpremises until the Phase II Commencement Date. (b) The Phase II Subpremises shall be added to and become a part of the Subpremises for all purposes of this Sublease on the date the Phase II Subpremises is delivered to Subtenant in vacant, broom clean “AS IS” condition (the “Phase II Commencement Date”), which date is anticipated to be January 15, 2024, for a term that is coterminous with the Term of this Sublease and otherwise on all the terms and conditions of this Sublease (including (i) Fixed Rent at the same escalated rate payable, and with increases occurring on the same dates, as with respect to the Phase I Subpremises, in accordance with the Fixed Rent schedule provided in Paragraph 3(b) below and (ii) with respect to electric charges and Taxes and any other applicable amounts payable hereunder, Subtenant’s Proportionate Share shall mean 100%). Subtenant acknowledges that Tenant shall deliver the Phase II Subpremises in vacant, broom clean, “AS

–3– 12064\019\9504874.v13 IS” condition, without representation or warranty from Tenant, and Tenant shall have no obligation to perform any work, construct any improvements or make any contribution available to prepare the Phase II Subpremises for Subtenant’s occupancy (provided that Tenant shall have the right to leave in the Phase II Subpremises any furniture, fixtures and equipment (to the extent existing in such space as of the Effective Date) that Tenant elects which Subtenant shall then be responsible for removing at the end of the Term). Subtenant shall be responsible at its sole cost and expense for any work required in the Phase II Subpremises after delivery to Subtenant of the Phase II Subpremises as well as for any restoration obligations required by Landlord pursuant to the terms of the Lease, provided, however, that Subtenant shall not be responsible for any restoration of any alterations or improvements existing in the Phase II Subpremises as of the Phase II Commencement Date. In the event Tenant does not vacate and deliver the Phase II Subpremises to Subtenant in the condition required above and remove all of its equipment from the IT Room and repair any resulting damage on or before January 15, 2024, then Subtenant shall be entitled to a day-for-day abatement of Fixed Rent (for the Phase II Subpremises only) until the Phase II Subpremises is vacated and delivered to Subtenant, which abatement shall be applied to payment of Fixed Rent first coming due and payable under this Sublease after giving effect to the Abatement Period, and in the event the Phase II Commencement Date does not occur and/or Tenant has not removed all of its equipment from the IT Room and repaired any resulting damage on or before February 1, 2024, then Subtenant shall be entitled to an abatement of Fixed Rent (for the Phase II Subpremises only) of two (2) days for each day after February 1, 2024 until the Phase II Subpremises is vacated and delivered to Subtenant. Tenant shall give Subtenant a Notice of the Phase II Commencement Date promptly after it has occurred. (c) Provided that Subtenant is not in default of this Sublease beyond the expiration of any applicable grace, notice and cure periods as of the date Subtenant delivers the Early Termination Notice, Subtenant shall have the one-time right (the “Termination Right”) to terminate this Sublease effective on the third (3rd) anniversary of the Commencement Date (such date, the “Early Termination Date”) provided that: (i) Subtenant exercises such right by written notice (the “Early Termination Notice”) delivered to Tenant at least sixteen (16) months prior to such Early Termination Date (time being of the essence), (ii) Subtenant is not in default of this Sublease beyond the expiration of any applicable grace, notice and cure periods as of the Early Termination Date, (iii) Subtenant pays Tenant simultaneously with the delivery of the Early Termination Notice fifty percent (50%) of the Termination Fee, (iv) Subtenant pays Tenant the remaining fifty percent (50%) of the Termination Fee no later than one hundred eighty (180) days prior to the Early Termination Date, and (v) Subtenant timely vacates and surrenders the Subpremises in the condition required by this Sublease on such Early Termination Date. “Termination Fee” shall mean a sum equal to (x) three (3) months of Fixed Rent for the entire Subpremises (at the escalated Fixed Rent due as of the Early Termination Date) plus (y) the unamortized costs and expenses (amortized on a straight line basis over the original Term as of the Early Termination Date) incurred by Tenant in connection with this Sublease, which costs and expenses include the amounts of brokerage fees, reasonable out-of-pocket legal fees, costs in installing the temporary demising wall described above in Paragraph 2(a), free rent provided herein, and costs in removing any furniture and property from the Subpremises. For the avoidance of doubt, the Termination Fee shall not include costs and expenses that Tenant would otherwise be required to incur in connection with its obligations under the Lease (without giving effect to this Sublease). In the event Subtenant does not fulfill all of the foregoing requirements, Tenant shall have the right, in its sole discretion, to either permit Subtenant to so terminate early as provided in this Paragraph 2(c) or deem such early termination void ab initio in which event Tenant shall promptly return to Subtenant any Termination Fee (or, at Tenant’s option, apply such Termination Fee to Rentals next due and payable under this Sublease) and this Sublease shall remain in full force and effect for the remainder of the Term per the terms of this Sublease. Within thirty (30) days of Tenant’s receipt of request from Subtenant, Tenant shall provide written notice to Subtenant of the calculation of the Termination Fee, which notice shall include reasonable supporting documentation for the calculation thereof. In the event Subtenant exercises its Termination Right, Tenant shall have the right to elect whether any of the FF&E (or if and to the extent any FF&E has been removed, Subtenant shall be responsible for replacing such FF&E with items that are at least comparable in quality and utility to the items(s) so removed to the reasonable satisfaction of Tenant) shall remain in, or be removed from, the Subpremises by Subtenant upon notice to Subtenant delivered to

–4– 12064\019\9504874.v13 Subtenant within one hundred eighty (180) days following Subtenant’s delivery of the Early Termination Notice. 3. Fixed Rent and Escalations. (a) With respect to the Phase I Subpremises, Subtenant shall pay to Tenant fixed rent (“Fixed Rent”) as follows: (i) for the period commencing on the Commencement Date and ending on the last day of the 17th month thereafter, Two Million Six Hundred Fifty-One Thousand Six Hundred and 00/100 Dollars ($2,651,600.00) per annum, payable in equal monthly installments of Two Hundred Twenty Thousand Nine Hundred Sixty-Six and 66/100 Dollars ($220,966.66), (ii) for the period commencing on the first (1st) day of the 18th month following the Commencement Date and ending on the last day of the 29th month following the Commencement Date, Two Million Seven Hundred Four Thousand Six Hundred Thirty-Two and 00/100 Dollars ($2,704,632.00) per annum, payable in equal monthly installments of Two Hundred Twenty-Five Thousand Three Hundred Eighty-Six and 00/100 Dollars ($225,386.00), (iii) for the period commencing on the first day of the 30th month following the Commencement Date and ending on the last day of the 41st month following the Commencement Date, Two Million Seven Hundred Fifty-Eight Thousand Seven Hundred Twenty-Four and 60/100 Dollars ($2,758,724.60) per annum, payable in equal monthly installments of Two Hundred Twenty-Nine Thousand Eight Hundred Ninety-Three and 71/100 Dollars ($229,893.71), (iv) for the period commencing on the first day of the 42nd month following the Commencement Date and ending on the last day of the 53rd month following the Commencement Date, Two Million Eight Hundred Thirteen Thousand Eight Hundred Ninety-Nine and 00/100 Dollars ($2,813,899.00) per annum, payable in equal monthly installments of Two Hundred Thirty-Four Thousand Four Hundred Ninety-One and 58/100 Dollars ($234,491.58), (v) for the period commencing on the first day of the 54th month following the Commencement Date and ending on the last day of the 65th month following the Commencement Date, Two Million Eight Hundred Seventy Thousand One Hundred Seventy-Six and 90/100 Dollars ($2,870,176.90) per annum, payable in equal monthly installments of Two Hundred Thirty-Nine Thousand One Hundred Eighty-One and 40/100 Dollars ($239,181.40), (vi) for the period commencing on the first day of the 66th month following the Commencement Date and ending on the last day of the 77th month following the Commencement Date, Two Million Nine Hundred Twenty-Seven Thousand Five Hundred Eighty and 40/100 Dollars ($2,927,580.40) per annum, payable in equal monthly installments of Two Hundred Forty- Three Thousand Nine Hundred Sixty-Five and 03/100 Dollars ($243,965.03), and (vii) for the period commencing on the first day of the 78th month following the Commencement Date and ending on the Fixed Expiration Date, Two Million Nine Hundred Eighty- Six Thousand One Hundred Thirty-Two and 00/100 Dollars ($2,986,132.00) per annum, payable in equal monthly installments of Two Hundred Forty-Eight Thousand Eight Hundred Forty-Four and 33/100 Dollars ($248,844.33). (b) With respect to the Phase II Subpremises, Subtenant shall pay to Tenant Fixed Rent as follows: (i) for the period commencing on the Phase II Commencement Date and ending on the last day of the 17th month following the Commencement Date, Seven Hundred Twenty-Six Thousand Nine Hundred Sixty and 00/100 Dollars ($726,960.00) per annum, payable in equal monthly installments of Sixty Thousand Five Hundred Eighty and 00/100 Dollars ($60,580.00),

–5– 12064\019\9504874.v13 (ii) for the period commencing on the first (1st) day of the 18th month following the Commencement Date and ending on the last day of the 29th month following the Commencement Date, Seven Hundred Forty-One Thousand Four Hundred Ninety-Nine and 20/100 Dollars ($741,499.20) per annum, payable in equal monthly installments of Sixty-One Thousand Seven Hundred Ninety-One and 60/100 Dollars ($61,791.60), (iii) for the period commencing on the first day of the 30th month following the Commencement Date and ending on the last day of the 41st month following the Commencement Date, Seven Hundred Fifty-Six Thousand Three Hundred Twenty-Nine and 18/100 Dollars ($756,329.18) per annum, payable in equal monthly installments of Sixty-Three Thousand and Twenty-Seven and 43/100 Dollars ($63,027.43), (iv) for the period commencing on the first day of the 42nd month following the Commencement Date and ending on the last day of the 53rd month following the Commencement Date, Seven Hundred Seventy-One Thousand Four Hundred Fifty-Five and 76/100 Dollars ($771,455.76) per annum, payable in equal monthly installments of Sixty-Four Thousand Two Hundred Eighty-Seven and 98/100 Dollars ($64,287.98), (v) for the period commencing on the first day of the 54th month following the Commencement Date and ending on the last day of the 65th month following the Commencement Date, Seven Hundred Eighty-Six Thousand Eight Hundred Eighty-Four and 87/100 Dollars ($786,884.87) per annum, payable in equal monthly installments of Sixty-Five Thousand Five Hundred Seventy-Three and 74/100 Dollars ($65,573.74), (vi) for the period commencing on the first day of the 66th month following the Commencement Date and ending on the last day of the 77th month following the Commencement Date, Eight Hundred Two Thousand Six Hundred Twenty-Two and 56/100 Dollars ($802,622.56) per annum, payable in equal monthly installments of Sixty-Six Thousand Eight Hundred Eighty- Five and 21/100 Dollars ($66,885.21), and (vii) for the period commencing on the first day of the 78th month following the Commencement Date and ending on the Fixed Expiration Date, Eight Hundred Eighteen Thousand Six Hundred Seventy-Five and 01/100 Dollars ($818,675.01) per annum, payable in equal monthly installments of Sixty-Eight Thousand Two Hundred Twenty-Two and 92/100 Dollars ($68,222.92). (c) Notwithstanding the foregoing or anything in this Sublease to the contrary, provided Subtenant is not in default of this Sublease beyond all applicable notice and cure periods, all Fixed Rent for the initial five (5) full calendar months following the Commencement Date (the “Abatement Period”) shall be abated in full; provided, however, that if Subtenant shall be in default hereunder at any time during the Term, and if Tenant terminates this Sublease or Subtenant’s rights to possess the Subpremises due to the applicable default, then all then unamortized abated Fixed Rent shall be immediately due and owing to Tenant. Additionally, Subtenant shall receive an abatement against Fixed Rent for the sixth (6th) calendar month of the Term in the amount of $220,966.66; provided, however, that if Subtenant shall be in default hereunder at any time during the Term, and if Tenant terminates this Sublease or Subtenant’s rights to possess the Subpremises due to the applicable default, then all then unamortized abated Fixed Rent shall be immediately due and owing to Tenant. Such amortization shall be calculated on a straight line basis over the Term. (d) During the Term, Subtenant shall pay to Tenant: (i) Subtenant’s Proportionate Share (as defined in this Paragraph 3(d)) of increases in Taxes (as such term is defined in the Lease) for any Tax Year over Taxes for the fiscal year of July 1, 2023-June 30, 2024 and otherwise as set forth in and in accordance with the provisions of Article 19 of the Lease, except as expressly modified herein. “Subtenant’s Proportionate Share” shall mean 78.48% until the Phase II Commencement Date; from and after the Phase II Commencement Date, “Subtenant’s Proportionate Share” shall mean 100.00%. Subtenant’s Proportionate Share may be increased or decreased, as reasonably determined by

–6– 12064\019\9504874.v13 Tenant, based upon increases or decreases in the actual size of the Subpremises and/or the Premises leased by Tenant under the Lease. Subtenant acknowledges that any Tax Statement which Tenant is obligated to deliver to Subtenant hereunder shall be based on statements provided by Landlord, and that Tenant shall not be required to deliver any such Tax Statement until Tenant has received the appropriate statement or bill from Landlord. Any such statement delivered by Landlord shall be deemed conclusive and binding. Any Taxes payable by Subtenant under this Sublease shall be paid by Subtenant to Tenant within thirty (30) days after Tenant renders a bill therefor to Subtenant which bill shall include a copy of the applicable statement and supporting documentation delivered by Landlord, if any; provided, however, that recurring monthly charges for Taxes shall be due on the first of each month along with Fixed Rent. Notwithstanding the foregoing, Subtenant shall have no obligation to make payments on account of increases in Taxes for the initial twelve (12) months following the Commencement Date. Further, provided that Subtenant is not in default of this Sublease beyond any applicable notice and cure periods, if Tenant receives any reimbursement or refund of Taxes paid by Subtenant, whether pursuant to Section 10.03B of the Lease or otherwise, Tenant shall promptly credit Subtenant for such reimbursement or refund against the Rentals next due and payable hereunder, or refund such amounts to Subtenant if no further Rentals may become due and payable. (ii) Commencing on the Commencement Date and continuing throughout the Term of this Sublease, Subtenant shall pay to Tenant, Subtenant’s Proportionate Share of any electric invoices received by Tenant for the Premises in order to compensate Tenant for Subtenant’s use of electric current in the Subpremises. It is understood and agreed that Tenant has no control over the supply of electrical energy or the quality, quantity or character of electrical energy supplied to the Subpremises, except that Tenant shall pay electric invoices to the applicable utility provider as and when due and payable. Tenant shall not be liable or responsible to Subtenant for any loss, damage or expense that Subtenant may incur due to any diminution or abatement in the quantity of electrical energy or any change in the quality or character of such electrical energy or if such service is no longer available or suitable for Subtenant’s requirements. Notwithstanding the foregoing or anything to the contrary in this Sublease, if and to the extent Tenant receives an abatement of rent under the Lease that is applicable to the Subpremises (whether for an interruption in services or otherwise), Subtenant shall be entitled to receive from Tenant a parallel and corresponding abatement of Rentals payable hereunder. Tenant may, at its option, elect to submeter the Subpremises, which submeter shall be installed at Tenant’s cost, and either bill Subtenant the actual cost (as shown on such submeter readings and invoices) of electrical energy provided to the Subpremises as Additional Rent or require Subtenant to pay all electrical energy bills for the Subpremises directly to the public utility company servicing the Building. Subtenant covenants and warrants to Tenant that throughout the Term, Subtenant’s electrical use shall comply with and be subject to the applicable provisions of the Lease. Subtenant’s payments pursuant to this Paragraph 3(d)(ii) shall be paid within thirty (30) days after Tenant renders a bill together with reasonable supporting documentation therefor to Subtenant. (iii) Commencing on the Commencement Date and continuing throughout the Term of this Sublease, Subtenant shall pay to Tenant, Subtenant’s Proportionate Share of any and all costs and expenses relating to the heating, ventilation and air-conditioning system (including, without limitation, the costs of React Technical) serving the Premises (except as provided below in Paragraph 3(d)(iv) and in Paragraph 3(e)). Subtenant’s payments pursuant to this Paragraph 3(d)(iii) shall be paid within thirty (30) days after Tenant renders a bill together with reasonable supporting documentation therefor to Subtenant. (iv) In addition to, and not in lieu of, Fixed Rent, Subtenant shall pay to Tenant the following as additional rent commencing on the Commencement Date: (a) all fees, charges and other amounts, if any, required under the terms of the Lease, including without limitation any and all standard sundry charges at the then prevailing rate (including charges for building access cards), to be paid to Landlord on account of any act or omission (where there is a duty to act) by Subtenant

–7– 12064\019\9504874.v13 under this Sublease and (b) any other amount first accruing after the Commencement Date that is payable to Landlord on account of the Subpremises. Each such payment, and any other payment due from Subtenant to Tenant under this Sublease without a time for payment being specified, shall be paid to Tenant not later than thirty (30) days after Subtenant’s receipt of an invoice therefor. Notwithstanding the foregoing or anything in this Sublease to the contrary, the parties acknowledge and agree that Subtenant shall not have any responsibility or liability for any Operating Expenses (or any costs or expenses that are subject to inclusion in “Operating Expenses” per the terms of the Lease) or for the cost of the basic janitorial services to be provided to the Subpremises pursuant to Exhibit “E” of the Lease; provided, however, that Subtenant acknowledges that it will be responsible for the following cleaning charges, to the extent in effect as of the Effective Date or otherwise requested by Subtenant: (i) any and all additional cleaning charges incurred in connection with additional cleaning services requested by Subtenant, (ii) Subtenant’s Proportionate Share of additional cleaning charges that are recuring and are applicable to the entire Premises and (iii) any and all cleaning charges that are applicable to the private bathrooms or pantry located within the Subpremises. (e) If Tenant shall be charged with respect to the Subpremises for any other sums or charges pursuant to the provisions of the Lease with respect to services attributable to the Subpremises during the Term, including without limitation for overtime or other extra services requested by Subtenant (but not requested by Tenant unless such request is made at the request of Subtenant), then Subtenant shall be liable for the entire cost thereof as Additional Rent under this Sublease and such sums shall be due and payable by Subtenant to Tenant within thirty (30) days after Tenant renders a bill together with reasonable supporting documentation therefor to Subtenant. 4. Payment of Fixed Rent and Additional Rent. All Fixed Rent and Additional Rent and all other payments hereunder whether or not denominated as “rent”, shall be deemed to be and shall constitute Rentals (as defined herein) for all purposes hereunder and, in the event of any non-payment thereof following the expiration of all applicable notice and cure periods, Tenant shall have all of the rights and remedies provided herein, at law or in equity, for non- payment of Rentals, and such obligations shall survive the Expiration Date or earlier termination of this Sublease. “Additional Rent” shall mean all amounts payable by Subtenant to Tenant pursuant to this Sublease other than Fixed Rent. All Fixed Rent and Additional Rent (collectively, “Rentals”) payable to Tenant shall be paid in lawful money of the United States which shall be legal tender for payment of all debts, in advance on or before the first (1st) day of each calendar month of the Term for the next succeeding calendar month or, with respect to Additional Rent (except for monthly recurring Additional Rent, if any), within thirty (30) days after delivery to Subtenant of an invoice together with reasonable supporting documentation therefor, either (a) by a check drawn on a bank which is a member of the New York Clearing House Association, or a successor thereto, delivered to Tenant’s address as set forth in Paragraph 16 or such other address as Tenant may designate at any time and from time to time, or (b) by wire transfer or ACH electronic funds transfer of immediately available federal funds to an account designated by Tenant, as and when the same becomes due and payable, without demand therefor unless otherwise provided herein, and without any deduction, set-off, abatement (except as provided herein), counterclaim or defense whatsoever. Subtenant’s covenants to pay Rentals constitute independent covenants under this Sublease. Notwithstanding the foregoing, Subtenant shall pay within thirty (30) days after the Effective Date of this Sublease an amount equal to one month’s Fixed Rent for the Phase I Subpremises (i.e., $220,966.66). If the Commencement Date is on the first day of a month, such payment shall be credited against the first full monthly installment of Fixed Rent due and payable under this Sublease. If the Commencement Date is not on the first day of a month, then on the Commencement Date, Subtenant shall pay Fixed Rent for the period from the Commencement Date through the last day of such month, and the payment made by Subtenant upon execution and delivery of this Sublease shall be credited against the first full monthly installment of Fixed Rent due and payable under this Sublease. In the event that the Expiration Date shall occur on a date other than the last day of any calendar month, then Fixed Rent and Additional Rent shall be pro-rated based on the actual number of days in such month. Any provision in the Lease referring to rent, fixed rent or

–8– 12064\019\9504874.v13 additional rent incorporated herein by reference shall be deemed to refer to the Rentals, Fixed Rent and/or Additional Rent due under this Sublease. Notwithstanding anything in this Sublease to the contrary, in no event shall the Rentals include, nor shall Subtenant have any responsibility or liability for, any amounts payable by Tenant under the terms and conditions of the Lease to the extent payable as a result of the negligence, willful misconduct or violation of the terms of the Lease or this Sublease by Tenant or any of its shareholders, members, partners, officers, directors, employees, agents or invitees except to the extent same is attributable to the negligence, willful misconduct or violation of the terms of this Sublease by Subtenant or any of its shareholders, members, partners, officers, directors, employees, agents or invitees. 5. Possession and Condition of Subpremises. (a) Subtenant agrees that (i) except as specifically provided in this Sublease, Tenant shall deliver and Subtenant shall accept possession of the Phase I Subpremises as of the Commencement Date in its “as is, where-is” condition and state of repair as of such date, vacant and broom clean, and of the Phase II Subpremises as of the Phase II Commencement Date in its “as is, where-is” condition and state of repair as of such date, vacant and broom clean, (ii) Subtenant is fully familiar with the condition of the Subpremises, and (iii) except as specifically provided in this Sublease, Tenant shall not be required to perform any repairs, installations or other work with respect to the Subpremises, or give Subtenant any work allowance whatsoever. The taking of possession of the Subpremises by Subtenant shall be conclusive evidence of delivery in compliance with the provisions hereof. Notwithstanding the foregoing to the contrary, Tenant represents and warrants to Subtenant that, to Tenant’s knowledge, the Building Systems (as defined in the Lease) serving any and/or all of the Phase I Subpremises and the Phase II Subpremises are in working order and repair. Subtenant shall not be required to make any payment with respect to usage of the freight elevator of the Building with respect to Subtenant’s initial move-in to the Phase I Subpremises, to the extent such move-in occurs during Business Hours on Business Days. Except as provided otherwise in this Sublease, Tenant shall not be subject to any liability for failure to deliver possession of the Subpremises on the Commencement Date (or any other date) and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed to extend the Term, provided that Rentals shall be abated until such possession is delivered to Subtenant. The provisions of this Paragraph 5 are intended to constitute “an express provision to the contrary” under the meaning of Section 223-a of the New York Real Property Law or any successor law or ordinance. (b) All furniture, fixtures and equipment set forth on Exhibit “B” attached hereto and made a part hereof (“FF&E”) shall be delivered in its “AS-IS, WHERE-IS” condition on the Commencement Date; provided, however, Tenant represents and warrants that Tenant owns the FF&E free and clear of any third party claims or liens and Tenant shall transfer any existing warranties in its possession relating to the FF&E to Subtenant prior to the Commencement Date. Ownership of such FF&E shall be deemed transferred to Subtenant as of the Commencement Date for no consideration and for no value attributed to such FF&E. Subtenant, at its sole cost, shall remove all FF&E at the expiration of the Term. Except as set forth above, Subtenant acknowledges that Tenant makes no representations of any kind to Subtenant with respect to any FF&E, or its merchantability or suitability for the use to which Subtenant intends to put them. Any failure of Subtenant to comply with the provisions of this Paragraph 5(b) with respect to the removal of the FF&E shall expose Subtenant to holdover liability (including, without limitation, consequential damages) as if Subtenant engaged in a holdover under the provisions of Paragraph 22 below to the extent a holdover arises with respect to failure to remove such FF&E. Subtenant and Tenant agree that the value of the FF&E is zero and that no consideration is being paid for the FF&E. If any sales tax is payable with respect to the transfer to Subtenant of the FF&E, it shall be the responsibility of Subtenant to pay same, and Subtenant hereby indemnifies and holds harmless Tenant from any liability or other costs in connection with any such sales tax. Subtenant shall have the right to remove office furniture and/or workstations from the Subpremises during the Term without the prior consent of Tenant, provided that in the event Subtenant exercises its Termination Right and this Sublease is terminated pursuant to Paragraph 2(c) above, upon the request of Tenant, Subtenant agrees to replace any FF&E that Subtenant has removed from the Subpremises with items of at least comparable quality and utility and to the reasonable satisfaction of Tenant. Tenant shall, at Tenant’s sole cost and expense, remove all furniture,

–9– 12064\019\9504874.v13 fixtures and equipment not reflected on Exhibit “B” from the Phase I Subpremises prior to the Commencement Date, and repair any damage to the Subpremises caused by such removal, provided that Tenant shall not be required to repair any damage to the Subpremises that was already existing and/or resulting from ordinary wear and tear (e.g., wear patterns in carpet that become visible upon the removal of such items). Tenant shall remove the furniture (other than any furniture introduced by Subtenant) in the elevator lobby and outside the restrooms on or prior to the Phase II Commencement Date. 6. Representations. (a) Subtenant Representations. Subtenant acknowledges that neither Tenant nor any partner, officer, director, employee, representative, contractor or agent of Tenant (collectively, “Tenant’s Related Parties”) nor any real estate broker or attorney employed by Tenant has made, nor has Subtenant relied on, any representations, warranties, statements or agreements (express or implied) whatsoever with respect to the Lease or all or any part of the Building or the Subpremises other than those expressly set forth in this Sublease. Subtenant acknowledges that no rights, options, easements or licenses are being acquired by Subtenant by implication or otherwise except as expressly set forth in this Sublease. (b) Tenant Representations. Tenant, to the best of Tenant’s knowledge, represents to Subtenant as of the Effective Date as follows: (i) Tenant is not in default of any of its obligations as tenant under the Lease; (ii) the Lease is in full force and effect; (iii) Tenant has not sent to Landlord (or its property manager) any written notice stating that Landlord is in default of any of Landlord’s obligations under the Lease and, to Tenant’s knowledge, Landlord is not in default of any of Landlord’s obligations under the Lease; (iv) Tenant has not received any written notice that any work is required under the Lease or by applicable law to be done in the Phase I Subpremises and/or the Phase II Subpremises; (v) Tenant has not received any written notice of violation of any laws, ordinances, codes, rules, regulations or requirements affecting the Phase I Subpremises and/or the Phase II Subpremises, including laws governing accessibility and hazardous or toxic material; (vi) Tenant does not have any knowledge of the presence of Hazardous Materials (as defined in the Lease) or mold in or about the Phase I Subpremises and/or the Phase II Subpremises; (vii) a true, correct and complete redacted copy of the Lease is attached hereto as Exhibit “C”; (viii) the expiration date of the Lease is December 31, 2029; (ix) there are no improvements or alterations (including but not limited to Specialty Alterations) in the Phase I Subpremises and/or the Phase II Subpremises that are required to be removed upon the expiration or earlier termination of this Sublease or the Lease; and (x) the consent of Overlandlord (as defined in the Lease) is not required in connection with this Sublease and (other than the Landlord Consent) there are no outstanding requirements under the Underlying Lease (as defined in the Lease) required in order for Tenant and Subtenant to enter into this Sublease. Tenant covenants that; (xi) Tenant will not enter into any amendment or modification of the Lease which could adversely affect Subtenant’s rights and/or obligations under this Sublease or its use and occupancy of the Phase I Subpremises and/or the Phase II Subpremises without the prior written consent of Subtenant; (xii) except in connection with the exercise of Tenant’s rights under the Lease upon a casualty or condemnation, Tenant will not voluntarily terminate (or otherwise agree to the termination of) the Lease, including, without, limitation, in connection with Tenant’s cancellation option set forth in Article 36 of the Lease, without Subtenant’s prior written consent; and (xiii) Tenant shall not default in its obligations as “Tenant” under the Lease, except to the extent the same results from Subtenant’s violation of Subtenant’s obligations under this Sublease. 7. Incorporation of Terms; Performance of the Lease. (a) All of the terms, covenants and conditions of the Lease are hereby incorporated in this Sublease by reference and made a part hereof as if herein set forth at length for the purposes of setting forth Subtenant’s obligations under this Sublease (it being understood and agreed that except as otherwise specifically provided herein obligations and representations by Landlord under the Lease shall be performed and/or made by Landlord) and shall constitute the terms of this Sublease (as if Subtenant was tenant under the Lease, and as if the word “Lease” were “Sublease” and the words “demised premises” and “Demised Premises” were “Subpremises”) except for the following, which are expressly not incorporated into this Sublease (i) the following portions of the Lease: Sections 2.01, 2.02 (except to the extent of the definition of “substantially complete”, which definition shall extend to “substantial completion” as used herein),

–10– 12064\019\9504874.v13 Section 2.03 (except for the first two (2) sentences), Section 3.01, Sections 3.02-3.04 (to the extent that such sections may be construed to result in duplicate payments under this Sublease), Section 3.05. Section 3.06, Section 5.02E, Section 5.08, Section 10.07D, Section 10.10D, Article 19 as it relates to “Operating Expenses” only and without duplication of Subtenant’s obligations under Paragraph 3(d)(i) above with respect to Taxes, Article 21, Section 22.06, Section 25.02 (except to the extent Subtenant is responsible for charges and damages incurred by Tenant thereunder, pursuant to Paragraph 22 below), Section 27.02, Article 28, Sections 31.01, 31.06, 31.10, 31.12, Article 33, Article 34, Article 36, Article 37, Exhibits A, B, C, H and J, and (ii) such other terms of the Lease which are inapplicable, inconsistent with, or specifically modified by, the terms of this Sublease. Notwithstanding the foregoing to the contrary, references in the following provisions of the Lease to “Landlord” shall mean Landlord only (as opposed to Landlord and Tenant): Sections 4.02, 4.03, 6.06, 13.01-13.07, 18.03, 18.04, 18.05, and 20.05-20.08, Article 26, and Sections 31.04, and 31.17. Section 31.20 of the Lease is incorporated herein by reference and applies to Tenant and Subtenant (with the introductory clause deemed to mean “as an inducement to Tenant and Subtenant, as applicable, to enter into this Sublease”…). Notwithstanding anything to the contrary and for the avoidance of doubt, Subtenant will not be required to perform or otherwise responsible for any of the obligations of Tenant as “Tenant” under the Lease arising or accruing prior to the Commencement Date. (b) The parties agree that unless otherwise expressly modified in this Sublease, the time limits set forth in the Lease for the giving of Notices, making of demands, payment of any sum, the performance of any act, condition or covenant, or the exercise of any right, remedy or option, are modified for the purpose of this Sublease by shortening (in the case of a time limit applicable to Tenant thereunder) or lengthening (in the case of a time limit applicable to Landlord thereunder) the same in each instance by five (5) days, except that time periods of five (5) Business Days or less as set forth in the Lease shall be three (3) Business Days, so that Notices may be given, demands made, any act, condition or covenant performed and any right or remedy hereunder exercised, by Tenant or Subtenant, as the case may be, within the time limits relating thereto contained in the Lease. “Business Day” shall mean any day other than Saturday, Sunday or a Federal or State of New York holiday. (c) Subtenant covenants that during the Term Subtenant shall perform and observe with respect to the Subpremises all of the terms, covenants, conditions and agreements of the Lease on Tenant’s part to be performed (other than as modified by this Sublease) and shall not do, or permit or suffer to be done, any act or omission by Subtenant, its agents, employees, officers, directors, occupants, contractors, sub-sublessees, licensees or representatives (collectively “Subtenant’s Related Parties”) which (i) is prohibited by the Lease or this Sublease, (ii) would in any way contravene or violate any term or condition of the Lease or this Sublease or any other instrument to which this Sublease is subordinate, (iii) would constitute or give rise to a default or an “Event of Default” under the Lease or a default under this Sublease or any other instrument to which this Sublease is subordinate or (iv) would result in any additional cost or other liability to Tenant. In the event of any inconsistency between this Sublease and the Lease, such inconsistency shall be resolved in favor of the provisions of this Sublease as between Subtenant and Tenant only. Subtenant agrees to perform and adhere to all of the terms and conditions of the Lease which it has assumed with respect to the Subpremises by the incorporation thereof in this Sublease, except as specifically modified herein. (d) Each party shall promptly give to the other a copy of any notice it receives from Landlord alleging the existence of a breach of or default under the Lease. (e) Tenant shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as Landlord has with respect to a breach of the Lease, as if the same were more fully set forth at length herein, and Tenant shall have, with respect to Subtenant, this Sublease and the Subpremises, all of the rights, powers, privileges and immunities as are had by Landlord under the Lease. Notwithstanding anything herein to the contrary, Tenant shall not be responsible for any breach of the Lease by Landlord or any non-performance or non-compliance with any provision thereof by Landlord or any breach of this section caused by Landlord, provided, however, that if Landlord shall default in any of its obligations to Tenant with respect to or affecting the Subpremises, Tenant shall use commercially reasonable efforts to cause Landlord to perform and observe such obligations promptly following written

–11– 12064\019\9504874.v13 request therefor from Subtenant (provided that Subtenant shall be responsible for reimbursing Tenant for any reasonable out-of-pocket costs incurred in connection therewith and in no event shall Tenant be required to commence a legal action against Landlord unless Subtenant first agrees in writing to indemnify Tenant for any cost and liability incurred in connection therewith and deposits sufficient sums with Tenant in advance of any such action so that Tenant always has reasonably sufficient funds on hand from Subtenant to pay for any costs incurred). (f) Except as otherwise provided herein, any rights or privileges under the Lease that require Landlord's consent shall also require Tenant’s consent; provided, however, with respect to any alteration, assignment or subletting to which Landlord has granted its consent or approval, Tenant shall not unreasonably withhold, condition or delay its consent to the same. Notwithstanding anything in this Sublease to the contrary, (i) Subtenant shall not have any obligation to remove or restore any improvements or alterations existing in the Subpremises as of the Commencement Date (with respect to the Phase I Subpremises) or the Phase II Commencement Date (with respect to the Phase II Subpremises), (ii) Tenant shall not require Subtenant to remove or restore any alterations or improvements unless Landlord would require their removal pursuant to the Lease, provided, however, that Tenant shall also be permitted to require Subtenant to remove or restore any alterations or improvements performed by Subtenant in the event this Sublease is terminated as a result of Subtenant’s default or Subtenant’s exercise of its early Termination Right under Paragraph 2(c), provided that Tenant notifies Subtenant of the removal requirement pursuant to the terms of Article 9 hereof, and (iii) in no event shall Tenant charge any construction management, construction supervision or similar fee with respect to any alterations or improvements by Subtenant (even though Landlord may have such rights), provided, however, that Subtenant shall be responsible for reimbursing Tenant for any third party costs and expenses actually and reasonably incurred by Tenant in connection with review of Subtenant’s proposed alterations or improvements. 8. Subordination/Attornment. (a) Subtenant acknowledges that this Sublease, the term hereof and all rights, estate, title and interest of Subtenant hereunder are and shall remain subject and subordinate in all respects to all of the terms and conditions of the Lease (and any amendments or modifications thereto) and to all matters to which the Lease is and shall be subject and subordinate (including, without limitation, the superior leases and mortgages as such terms are defined under the Lease). Such subordination shall be self-operative and no further instrument of subordination shall be required, but Subtenant shall promptly execute any commercially reasonable certificate confirming such subordination that Tenant may request so long as such certificate does not materially affect Subtenant’s rights or obligations hereunder. (b) In the event of any termination, re-entry or dispossess by Landlord under the Lease, Landlord may, at its option, either terminate this Sublease or take over all of the right, title and interest of Tenant under this Sublease and Subtenant shall, at Landlord's option, attorn to Landlord and, during the Term, perform all of the terms, covenants and conditions of this Sublease on the part of Subtenant to be performed. In the event of any such attornment, Landlord shall not be (a) liable for any previous act, omission or negligence of any prior sublessor (including without limitation Tenant), (b) subject to any counterclaims, defenses or offsets which Subtenant may have against any prior sublessor (including without limitation Tenant), (c) bound by any modification or amendment of this Sublease or by any prepayment of more than one month’s Fixed Rent and Additional Rent, unless such modification or prepayment shall have been approved in writing by Landlord or (d) obligated to perform any repairs or other work in the Subpremises beyond Landlord’s obligations under the Lease. The foregoing attornment shall be self- operative, without the necessity of the execution of any further instruments, but Subtenant agrees, upon the demand of Landlord, to execute, acknowledge and deliver any instrument or instruments confirming such attornment. (c) The Tenant and the Subtenant hereby agree that, if the Subtenant shall be in default of any obligation of the Subtenant under this Sublease, which default also constitutes a default by the Tenant under the Lease, then the Landlord shall be permitted to avail itself of all of the rights and remedies available to the Tenant in connection therewith. Without limiting the generality of the foregoing, the Landlord shall

–12– 12064\019\9504874.v13 be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against the Subtenant in the name of the Tenant in order to enforce the Tenant’s rights under this Sublease, and shall also be permitted to take all ancillary actions (i.e., serve default notices and demands) in the name of the Tenant as the Landlord shall reasonably determine to be necessary. The Tenant agrees to cooperate with the Landlord, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of the Landlord. The Tenant and the Subtenant expressly acknowledge and agree that the exercise of the Landlord of any of the foregoing rights and remedies: (i) shall not constitute an election of remedies, (ii) shall not in any way impair the Landlord’s entitlement to pursue other rights and remedies directly against the Tenant, and (iii) shall not establish any privity of relationship between the Landlord and the Subtenant, or in any way create a landlord/tenant relationship between the Landlord and the Subtenant. 9. Surrender and Restoration of the Subpremises. Upon the Expiration Date or earlier termination of the Term, Subtenant shall quit and surrender the Subpremises to Tenant, vacant, broom-clean, in good order and condition, ordinary wear and tear, and damage by casualty and condemnation for which Subtenant is not responsible under the terms of this Sublease excepted. On or prior to the Expiration Date, and at Subtenant’s sole cost and expense, Subtenant shall (a) remove the FF&E along with all of its moveable furniture, fixtures, equipment and other personal property therefrom and repair any damage to the Subpremises caused by such removal and (b) to the extent requested by Tenant and/or Landlord, remove any installations, alterations, improvements, additions or other physical changes to the Subpremises and restore the Subpremises in accordance with the terms of the Lease (provided, however, that Tenant shall also be permitted to require Subtenant to remove or restore any alterations or improvements in the event Subtenant exercises its early Termination Right under Paragraph 2(c) or this Sublease is terminated by Tenant as a result of a default by Subtenant, provided that Tenant notifies Subtenant of the removal requirement as provided at the end of this Article 9), provided that in no event shall Subtenant be liable or responsible for removing or restoring any installations, alterations, improvements, additions or other physical changes existing as of the Commencement Date (with respect to the Phase I Subpremises) or the Phase II Commencement Date (with respect to the Phase II Subpremises). If Subtenant fails to remove such items or to perform such restoration work at the end of the Term, then Tenant, at Subtenant’s sole cost and expense, may perform such work. Tenant’s right to perform such work shall be in addition to any other rights and remedies available to Tenant under this Sublease or at law or in equity. If the Expiration Date, or earlier termination of the Term, falls on a Saturday or Sunday, this Sublease shall expire at noon on the Business Day immediately preceding such day. Subtenant's obligations hereunder shall survive the Expiration Date or earlier termination of this Sublease. Notwithstanding anything to the contrary contained in this Sublease: (i) Subtenant may include with any Subtenant’s Work (as defined below in Paragraph 23(a)) request, a written request that Tenant designate any Subtenant’s Work which, subject to Paragraph 7(f), Tenant will require Subtenant to remove pursuant to the provisions of this Article 9, and (ii) Tenant shall not have the right to require Subtenant to remove any Subtenant’s Work not so designated by Tenant within thirty (30) days of such request. Any such request made by Subtenant must specifically refer to this Article 9 and the consequences of Tenant’s failure to designate any such Subtenant’s Work as required to be removed by Tenant. 10. Casualty and Condemnation. (a) If the Lease is terminated pursuant to its terms or by a party thereto pursuant to its rights under the Lease as a result of fire or other casualty (“Casualty”) or its rights under the Lease as a result of the condemnation or taking of all or a part of the Building for public or quasi-public use or purposes (“Condemnation”), this Sublease shall terminate upon the date of such termination as if said date were the date fixed herein as the Expiration Date, and Fixed Rent and Additional Rent shall be adjusted as of said date and neither party shall have any further obligations hereunder, except for any further adjustment of Additional Rent pursuant to the terms hereof and claims that accrued prior to the date of termination. (b) If the Lease is not terminated in the event of Casualty or Condemnation, this Sublease shall continue in full force and effect and Subtenant shall continue to be liable for the payment of the Rentals, except that Subtenant shall receive an abatement of Rentals due hereunder in the same manner

–13– 12064\019\9504874.v13 as set forth in the Lease, but only to the extent and for the period the fixed rent, escalation rent and other sums payable by Tenant under the Lease are so abated with respect to all or part of the Subpremises. (c) Except to the extent caused by the gross negligence or willful misconduct of Tenant, Tenant shall not be liable for any inconvenience or annoyance to Subtenant or injury to the business of Subtenant resulting in any way from damages arising from Casualty or the repair thereof or from Condemnation or the repair or renovation necessitated thereby. Subtenant acknowledges that Tenant will not carry insurance of any kind on Subtenant’s goods, furniture or furnishings or on any fixtures, equipment, improvements, installations or appurtenances in the Subpremises and that Tenant shall not be obligated to repair any damage thereto or replace same, or pay the cost thereof. (d) In the event of a taking by Condemnation (or deed in lieu thereof), Subtenant shall have no claim to any share of the award, except to file a claim for its fixtures and moving expenses, but only to the extent Tenant would be permitted to do so in accordance with the Lease. (e) Subtenant hereby waives the provisions of Section 227 of the New York Real Property Law, which are superseded by the provisions of this Paragraph 10. 11. Assignment and Subletting. (a) Except with respect to permitted transfers pursuant to the terms of Section 10.02 of the Lease which is incorporated herein by reference, Subtenant shall not, whether voluntarily, involuntarily or by operation of law or otherwise (i) assign or otherwise transfer this Lease or any interest or estate herein, (ii) sublet the Subpremises or any part thereof or allow the Subpremises or any part thereof to be used or occupied by others in violation of Article 10 or the other applicable provisions of the Lease or in violation of any of the superior leases or mortgages or other matters to which the Lease is subordinate, or (iii) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Subpremises or any part thereof in any manner, except in each instance, upon the prior written consent of both Landlord (including any consent of any mortgagee or other third party required under the Lease) and Tenant, which consents may be withheld in the manner set forth in the Lease, including subject to Landlord’s recapture rights provided in Section 10.03 of the Lease as incorporated herein by reference. (b) Subtenant shall remain primarily and directly liable for the complete performance of, and compliance with, all of the Sublease Obligations (as defined in this Paragraph 11(b)) to be complied with and performed by Subtenant, notwithstanding any such assignment, sub-subletting, use or occupancy. An assignment of this Sublease shall not be effective unless and until the assignee shall execute and deliver to Tenant an agreement in form reasonably satisfactory to Tenant whereby the assignee shall assume all of the terms and conditions of this Sublease (collectively, the “Sublease Obligations”) to be performed and complied with by Subtenant and, notwithstanding such assignment, the provisions of this Paragraph 11 shall continue to be binding in respect of all future assignments or sub-subleases. No sub-sublease shall be effective unless and until Subtenant and the proposed sub-subtenant shall execute and deliver to Tenant a copy of a sub-sublease in form acceptable to Tenant. Each sub-sublease shall expressly state that it is subject and subordinate to all of the provisions of this Sublease and the Lease, including without limitation, the provisions of this Paragraph 11 in respect of any future assignment of such sub-sublease or any further sub- subletting of all or any portion of the sub-sublet premises. (c) Subtenant shall reimburse Tenant for all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Tenant in reviewing any request by Subtenant or any permitted sub-subtenant or assignee for consent to a sub- sublease or assignment within fifteen (15) days after the giving of Notice of same, including without limitation payments, if any, required to be paid to Landlord pursuant to the terms of the Lease. 12. Right to Cure Defaults; Default Interest. (a) If Subtenant fails to cure a default under this Sublease within any applicable grace or cure period set forth or incorporated in this Sublease, Tenant shall have the right, but not the obligation, to seek to remedy any such default on behalf of and at the expense of Subtenant, provided, however, that in case of (i) a life safety or property related emergency threatening immediate harm to person or property

–14– 12064\019\9504874.v13 or (ii) a default which must be cured within a time frame set forth in the Lease which does not allow time for prior Notice, Tenant shall be entitled to seek to remedy any such default without being required first to give Notice to Subtenant, provided Tenant shall provide Notice to Subtenant as soon as possible under the circumstances. Any reasonable cost and expense (including without limitation reasonable attorneys’ fees and disbursements) so incurred shall be recoverable by Tenant from Subtenant as Additional Rent and shall be due and payable within thirty (30) days after Notice thereof from Tenant, which Notice shall include invoices for such costs and expenses, together with reasonable supporting documentation therefor. Furthermore, if Tenant shall reimburse Landlord for expenditures made by Landlord pursuant to the Lease as a result of a breach by Subtenant of any of Tenant’s obligations under the Lease which are assumed by Subtenant hereunder, Subtenant shall, within thirty (30) days after receipt of Notice, which Notice shall include invoices for such costs and expenses, together with reasonable supporting documentation therefor to the extent same is received from Landlord, reimburse Tenant, as Additional Rent, in full for the sum so paid by Tenant, together with reasonable attorneys’ fees and disbursements incurred by Tenant. (b) If Subtenant shall fail to pay any installment of Rentals within five (5) days after the due date of such payment, Subtenant shall pay to Tenant, as Additional Rent, a “late charge” equal to the “administrative late charge” as described in Section 3.03(i) of the Lease, for the purpose of defraying the expense of handling such delinquent payment. (c) If Subtenant shall fail to pay any installment of Rentals within five (5) days after the due date of such payment, then Subtenant shall pay to Tenant, as Additional Rent, interest thereon at the Default Rate (as defined herein) from the due date to the date that payment thereof is made by Subtenant to Tenant. “Default Rate” shall mean the Interest Rate (as defined in the Lease). 13. Limitations upon Obligations of Tenant. (a) Notwithstanding any other provision of this Sublease, Tenant shall have no obligation to (i) furnish or provide, or to cause to be furnished or provided, any repairs, restoration, alterations or other work (other than the installation of the temporary demising wall referenced in Paragraph 2(a) above), or electricity, heating, ventilation, air-conditioning, water, elevator, cleaning or other utilities or services of any nature whatsoever to or for any part of the Subpremises or Subtenant’s use and occupancy thereof, or (ii) comply with or perform, or, except as expressly set forth in this Sublease, to cause the performance of, or compliance with, any of the terms or conditions to be complied with or performed by Landlord pursuant to the terms of the Lease. Except as otherwise provided in this Sublease, Subtenant hereby agrees that Subtenant shall look solely to Landlord for the performance of any and all such requests set forth in (i) and (ii) above. Notwithstanding the foregoing, upon the written request of Subtenant, Tenant shall promptly make a demand upon Landlord to perform its obligations under the Lease with respect to the Subpremises if Landlord shall have failed to perform same. (b) Tenant shall in no event be liable to Subtenant for, nor shall Subtenant’s obligations under this Sublease be diminished or affected by, any default by Landlord under the Lease or any failure or delay by Landlord to comply with or perform any of its covenants and obligations thereunder, including, but not limited to, inconvenience, annoyance, interruption or injury to business arising therefrom, nor shall such default or failure or delay constitute an actual, constructive or partial eviction of Subtenant or entitle Subtenant to a reduction or abatement in rent (except to the extent Tenant is entitled to a reduction or abatement of rent per the terms of the Lease). 14. Additional Services. (a) Subject to the provisions of Paragraph 14(b) of this Sublease and except as otherwise expressly set forth in this Sublease, (a) Subtenant shall submit directly to Landlord any request by Subtenant for additional heating, water, ventilating, air-conditioning, condenser water, cleaning, freight elevator and other similar services which may be available from Landlord pursuant to the Lease or otherwise, if such a request is required to obtain any such additional services, and (b) Subtenant shall obtain separate billing directly from, and shall pay directly to, Landlord, at Landlord’s applicable prevailing rates, for all such services and for any additional installation or maintenance charges, sewer rents, other charges, or taxes specified in the Lease that result from the use of such additional services, provided such services

–15– 12064\019\9504874.v13 are requested by Subtenant or other occupants of the Subpremises. Subtenant acknowledges that Landlord’s charges for certain services may include payment for services rendered to space in addition to the Subpremises (e.g., overtime air conditioning may necessitate such service for several floors) which shall be Subtenant’s responsibility. With respect to such additional services, and otherwise with respect to dealings with Landlord relating to the performance of Landlord’s obligations relating solely to the Subpremises, in the event that Subtenant deals directly with Landlord, such dealings shall be subject to the other provisions of this Sublease, Subtenant shall keep Tenant reasonably apprised of such dealings and Subtenant shall be solely responsible for all expenses, claims, obligations and liabilities arising therefrom. (b) If Landlord refuses to deal with Subtenant with respect to such additional services, Subtenant may request in writing that Tenant request from Landlord such additional services on Subtenant’s behalf, in which case Tenant shall promptly make such request of Landlord, and if Landlord provides such services, then Subtenant shall pay Tenant the charges of Landlord therefor, as Additional Rent, within thirty (30) days after Notice thereof is given to Subtenant, which Notice shall include invoices for such charges, together with reasonable supporting documentation therefor (to the extent same is received from Landlord). Tenant shall have no liability to Subtenant of any kind whatsoever if Tenant is unable to obtain such additional services. 15. Insurance. Subtenant shall obtain and keep in full force and effect during the Term all policies of insurance required to be obtained by the “Tenant” under Article 8 of the Lease (and any other insurance required of Tenant under the Lease) with respect to the Subpremises, and all of the rights and benefits specified therein for the “Landlord” pursuant to such Article shall apply to and inure to the benefit of both Tenant and Landlord; provided, however, that Subtenant shall only be required to provide to Tenant certificates of insurance evidencing such coverage (and shall not be required to provide copies of any policies of insurance to Tenant) and Subtenant shall not be required to comply with the last sentence of Section 8.03(c) with respect to Tenant, provided that in the event of any such modification or cancellation Subtenant shall promptly notify Tenant thereof. Subtenant shall be named as the insured under all such policies, and Tenant and Landlord (and any other parties required under the Lease to be named as additional insureds) shall be named as additional insureds and loss payees (including being specifically named on CG 2026). Tenant and Subtenant agree to use commercially reasonable efforts to obtain from their respective insurance companies insuring them against damage by fire or other casualty, appropriate endorsements on their insurance policies pursuant to which the insurance companies waive their rights of recovery by way of subrogation or agree that such policies shall not be invalidated should the insured waive in writing, prior to a loss, any or all right of recovery against any parties for losses covered by such policies, and so long as such endorsements remain in effect on the respective insurance policies and do not invalidate such insurance policies. Tenant and Subtenant each hereby waive any and all right of recovery which it might otherwise have against the other, Landlord, any fee owner or mortgagee and their respective officers, directors, agents, contractors, servants and employees for loss or damage to any personal property in the Subpremises or any part thereof, to the same extent that their respective insurer’s right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by them upon all of such property. 16. Notices. (a) Any notice, demand, request, consent or other communication permitted or required to be given by the terms or provisions of this Sublease or by any law or governmental regulation (a “Notice”) either by Subtenant to Tenant or Tenant to Subtenant shall be in writing and shall be (i) personally delivered against receipt, (ii) sent by certified U.S. mail, return receipt requested and postage prepaid, or (iii) sent by nationally recognized overnight courier. Notices shall be addressed to the addresses set forth below: To the Tenant at: 1stdibs.com, Inc. 51 Astor Place, 3rd Floor New York, New York 10003 Attention: Melanie Goins

–16– 12064\019\9504874.v13 and in each instance with a copy to: Mintz & Gold LLP 600 Third Avenue, 25th Floor New York, New York 10016 Attention: Heath Loring, Esq. To the Subtenant at: and in each instance with a copy to: Intuit Inc. c/o Lease Administration 2535 Garcia Avenue Mountain View, California 94043 Intuit Inc. General Counsel 2700 Coast Avenue Mountain View, California 94043 (b) Any such Notice shall be deemed to have been rendered or given (i) on the date when it shall have been hand delivered if delivered on a Business Day or, if delivered on a day other than a Business Day, on the next Business Day, (ii) on the first Business Day after depositing with a reputable overnight delivery courier or (iii) five (5) Business Days after deposit in the U.S. mail if mailed. The inability to deliver because of a changed address of which no Notice was given or rejection or other refusal to accept any Notice shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept. (c) Either party may, from time to time, by Notice given in the above manner, designate other or additional addresses to which, or persons to whom, Notices shall be sent; such a Notice shall be deemed given upon actual receipt thereof. 17. Consents. (a) Whenever the consent or approval of Tenant is required hereunder, Subtenant shall also be required to obtain the prior written consent or approval of Landlord if required pursuant to the Lease and Subtenant shall provide such additional information or documents which Landlord requests or upon which Landlord may condition its consent or approval per the terms of the Lease. Whenever the consent or approval of Landlord is required under the Lease, Subtenant shall also be required to obtain the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed if Subtenant has obtained the Landlord’s consent. As Additional Rent, Subtenant shall pay or reimburse Tenant, not later than thirty (30) days after written demand by Tenant, which demand shall include reasonable supporting documentation therefor (to the extent received from Landlord), for any fees and disbursements of attorneys, architects, engineers or others charged by Landlord and/or Tenant pursuant to the terms of the Lease in connection with any request of Subtenant for Landlord’s and Tenant’s consent or approval. (b) Except with respect to Tenant’s bad faith, Subtenant hereby waives any claim against Tenant which Subtenant may have based upon an assertion that Tenant has unreasonably withheld, conditioned or delayed any consent or approval requested by Subtenant in violation of any provision in this Sublease pursuant to which Tenant agreed not to unreasonably withhold, condition or delay its consent. In the event there is a final determination in any such action or proceeding, after exhaustion of any appeals, that Tenant unreasonably withheld, conditioned or delayed its consent in violation of any provision of this Sublease, the requested consent or approval shall be deemed to have been granted, however, except with respect to Tenant’s bad faith, Tenant shall have no liability of any kind to Subtenant for its refusal or failure to give such consent or approval. The consent or approval of Tenant shall be deemed properly withheld or delayed in the event that Landlord has withheld or delayed its consent or approval.

–17– 12064\019\9504874.v13 18. Landlord’s Consent to Sublease. This Sublease is expressly conditioned upon obtaining the written consent by Landlord along with any consent of any mortgagee or other third party required under the Lease to this Sublease in form and substance reasonably acceptable to Tenant and Subtenant (collectively, the “Landlord Consent”). Tenant covenants to promptly submit this Sublease to Landlord for approval and Tenant shall be responsible for paying all fees of Landlord in connection with requesting and obtaining the Landlord Consent. Subtenant covenants to reasonably cooperate with Landlord and Tenant and, within three (3) Business Days after request therefor, supply to Tenant or Landlord, all information and documentation which Landlord may reasonably require in connection with its consideration of the request for the Landlord Consent. Tenant shall not be otherwise obligated to perform any acts, expend any sums or bring any lawsuits or other legal proceedings, in order to obtain such Landlord Consent and Subtenant shall have no right to any claim against Tenant in the event that Landlord withholds its consent. If Landlord desires to evidence its consent by the execution of a consent document requiring the signature of Tenant and Subtenant, both Subtenant and Tenant covenant to execute and deliver such reasonable consent document. If Landlord Consent is not obtained within sixty (60) days of the Effective Date or Landlord notifies Tenant in writing that such consent is refused, then either party may, by written Notice to the other, given at any time prior to the delivery of the Landlord Consent, provided such party has complied with its obligations above in this Paragraph 18, terminate and cancel this Sublease, whereupon Tenant shall promptly refund to Subtenant any Rentals paid in advance hereunder. Upon the making of such refunds, neither party hereto shall have any further obligation to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination of this Sublease. The parties acknowledge that Subtenant shall request Landlord to consent in the Landlord Consent, and that it shall be deemed reasonable for Subtenant to refuse to enter into a Landlord Consent that does not contain Landlord’s agreement, (a) to extend the provisions of Sections 8.04 and 10.02 of the Lease to run in favor of Subtenant, and (b) to approve of Subtenant’s use of the Building’s bicycle room at all times during the Term in accordance with Landlord’s rules therefor, conceptual approval of Subtenant’s installation of its card reader access system as described in Paragraph 24(g) below, and conceptual approval of Subtenant’s signage as described in Paragraph 24(m) below. 19. Quiet Enjoyment. Tenant covenants that Subtenant, complying with and performing all of the Sublease Obligations imposed upon Subtenant, shall peacefully and quietly have, hold and enjoy the Subpremises throughout the Term without ejection by Tenant or any person lawfully claiming under Tenant, subject to the terms and provisions of this Sublease and subject to the terms and provisions of the Lease (and any mortgage or ground lease affecting the Building). 20. Brokers. Subtenant and Tenant each represents to the other that it has not dealt with any broker, finder or like person or entity in connection with this Sublease and/or the transactions covered or contemplated hereby other than Jones Lang LaSalle (the “Broker”). In executing and delivering this Sublease, Tenant and Subtenant have relied upon the foregoing representation. Tenant and Subtenant shall indemnify and hold each other harmless from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including without limitation reasonable attorneys' fees and other charges) arising out of any claim, demand or proceeding for commissions, fees, reimbursement for expenses or other compensation by any person or entity in connection with this Sublease who shall claim to have dealt with the indemnifying party in connection with this Sublease other than the Broker. Tenant shall be responsible for the payment of a brokerage commission to Broker in connection with this Sublease pursuant to a separate agreement. This Paragraph 20 shall survive the expiration or earlier termination of this Sublease. 21. Indemnity. In Section 11.03 of the Lease and any other case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity release or waiver shall be deemed to run from “Subtenant” to “Tenant”, and in any case where “Landlord” is to indemnify, release or waive claims against “Tenant”,

–18– 12064\019\9504874.v13 such indemnity release or waiver shall be deemed to run from “Tenant” to “Subtenant”. For the avoidance of doubt, Subtenant shall have no obligation to indemnify, defend or hold harmless Tenant or Landlord with respect to matters arising or accruing prior to the Commencement Date. 22. Holding Over. In addition to (and not in limitation of) any damages to which Tenant may be entitled or other remedies Tenant may have under Paragraph 21 or by operation of law or in equity, Subtenant shall pay to Tenant for each month and for each portion of any month during which Subtenant holds over in the Subpremises after the expiration or termination of the Term, a sum equal two hundred percent (200%) of the product obtained by multiplying (i) one-twelfth (1/12th) by (ii) the Rentals payable by Subtenant in the last year of the Term. In addition, Subtenant will indemnify Tenant and hold Tenant harmless from and against all loss, damage or expense that Tenant may suffer or incur (including, without limitation, losses resulting from any inability of Tenant to give possession to Landlord of the entirety of the Premises) as a consequence of such holding over by Subtenant, including without limitation any loss, damage or expense resulting from Tenant’s inability to deliver possession. Any such failure to surrender the Subpremises shall not be deemed to extend the Term or renew this Sublease. Notwithstanding anything herein to the contrary, the holdover charges set forth herein shall only be payable to Tenant in the event Subtenant holds over following an early termination of this Sublease; if Subtenant holds over following the scheduled expiration of this Sublease, Subtenant shall be responsible only for those holdover charges and damages incurred by Tenant under Section 25.02 of the Lease to the extent resulting from Subtenant’s holding over. The aforesaid obligations shall survive the expiration or sooner termination of the Term and this Sublease. 23. Subtenant’s Work. (a) Subtenant shall make no improvements, changes, additions, replacements, or alterations in to or about the Subpremises (“Subtenant’s Work”) without the prior written consent in each instance of Tenant (Tenant’s consent not to be unreasonably withheld, conditioned or delayed) and Landlord, in each instance if and to the extent such consent is required per the terms of the Lease (as incorporated herein), and otherwise in strict compliance with all of the applicable provisions of the Lease. All actual out-of-pocket costs incurred by Tenant in reviewing Subtenant’s plans and documentation in accordance with Section 5.02(B) of the Lease (as incorporated herein by reference), together with any payments required to be paid by Tenant to Landlord pursuant to the Lease with respect to Subtenant’s Work, shall be reimbursed to Tenant by Subtenant, as Additional Rent, within thirty (30) days after Subtenant’s receipt of Tenant’s statement therefor. Any insurance required to be maintained under the Lease in connection with any such Subtenant’s Work shall also name Tenant as an additional insured. (b) Subtenant acknowledges that either Landlord and/or Tenant may condition its consent to any Subtenant’s Work to the requirement that Subtenant remove and restore Subtenant’s Work performed by Subtenant prior to the end of the Term, provided Tenant’s right to so condition its consent shall only apply to the extent a default by Subtenant results in the early termination of this Sublease or in the event this Sublease is terminated prior to the scheduled expiration as a result of Subtenant’s exercise of its Termination Right set forth above in Paragraph 2(c). Any failure of Subtenant to comply with the provisions of this Paragraph 23(b) shall expose Subtenant to holdover liability (including, without limitation, consequential damages) as if Subtenant engaged in a holdover under the provisions of Paragraph 22 above to the extent a holdover arises with respect to failure or delay in removing or restoring any such Subtenant’s Work. 24. Miscellaneous. (a) No Privity. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and Landlord. (b) Entire Agreement; Amendments. This Sublease contains the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations and agreements are merged herein. No agreement hereafter made shall be effective to change, modify, terminate, discharge, waive or effect an abandonment of this Sublease in whole or in part unless such agreement is in writing,

–19– 12064\019\9504874.v13 refers specifically to the provisions of this Sublease and is signed by the party against whom enforcement of the change, modification, termination, discharge, waiver or abandonment is sought. (c) Governing Law; Jurisdiction. This Sublease shall be construed in accordance with, and governed by, the laws of the State of New York. All disputes arising out of or relating to this Sublease shall be adjudicated in the State Courts for the State of New York in New York County or in the Federal Courts for the Southern District of New York, and the parties expressly submit to the jurisdiction of such courts and consent that any order, process, notice of motion or other application to or by any such court or a judge thereof, may be served within or without such court’s jurisdiction by certified mail or by personal service, provided that a reasonable time for appearance is allowed. (d) Construction. The captions of Sections or Paragraphs in this Sublease are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Sublease or the intent of any provision thereof. The Exhibits attached to this Sublease, however, are hereby incorporated by reference and made a part hereof. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. (e) Severability. If any term or condition of this Sublease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms and conditions shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. Each covenant, agreement, obligation or other provision of this Sublease on Subtenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Subtenant, not dependent on any other provision of this Sublease. (f) Time of the Essence. All time periods set forth in this Sublease shall be deemed to be TIME OF THE ESSENCE. (g) Access to Subpremises. Except in an emergency, at all reasonable times after providing reasonable advance notice of at least forty-eight (48) hours to Subtenant, which notice may be via email to leaseadministration@intuit.com or to such other email address(es) as Subtenant may designate from time to time upon notice to Tenant, Tenant, its representatives and agents, shall have access to the Subpremises for the following purposes: (i) to ascertain the condition of the Subpremises; (ii) to determine whether Subtenant is diligently fulfilling Subtenant’s responsibilities under this Sublease; or (iii) to do any other act or thing which Tenant is permitted to do under this Sublease. Except to the extent not reasonably practical in the event of an emergency, at Subtenant’s option, Subtenant shall have the right to have a representative of Subtenant accompany Tenant or Landlord or any of their respective agents, contractors or employees during any such access. Tenant agrees that during such access Tenant shall use commercially reasonable efforts not to materially interfere with Subtenant’s use of the Subpremises and shall comply with Subtenant’s reasonable security and safety measures. Provided Tenant complies with the foregoing, any entry into the Subpremises by Tenant shall not constitute an actual eviction, a partial eviction or a constructive eviction, shall not be grounds for any abatement or reduction in rent and shall not impose liability on Tenant for inconvenience or injury to Subtenant’s business. In addition, Landlord and, subject to the terms hereof, Tenant shall have access to the Subpremises that is provided under the Lease and all of the applicable provisions of the Lease shall apply to such access. Subtenant shall have access to the Subpremises (including passenger elevator service) 24 hours per day, 7 days per week during the Term. Further, Subtenant shall have the right to install its own card reader access system in and around the Subpremises subject to the terms of the Lease (including obtaining Landlord’s consent thereto) provided that such system shall be treated as Subtenant’s personal property to be removed at the end of the Term. (h) Floor Plan. The outline of the Subpremises on the floor plan attached hereto as Exhibit “A” is for identification only and any dimensions or locations thereon and the square footage set forth therein or otherwise in this Sublease are approximate, and any variations between the outlined space and the actual space and location of the Subpremises and between said square footage and the actual square footage of the Subpremises shall not be deemed material and shall not affect the obligations of Subtenant hereunder.

–20– 12064\019\9504874.v13 (i) Expenses. In the event of any litigation between Tenant and Subtenant arising out of this Sublease other than Tenant’s enforcement of Subtenant’s obligations hereunder (in which event Tenant shall be entitled to its actual expenditures including without limitation reasonable attorneys’ fees and disbursements as provided under Section 19 of the Lease), the non-prevailing party shall pay to the prevailing party on demand all costs and expenses, including without limitation reasonable attorneys’ fees and disbursements, incurred by the prevailing party in connection with such litigation. (j) Limited Liability. None of Tenant’s principals, partners, members, shareholders, directors or officers shall be personally liable for the performance of Tenant’s obligations under this Sublease. Except in connection with any holding over in the Subpremises by Subtenant beyond the expiration or sooner termination of this Sublease and as otherwise specifically provided in the Lease, Subtenant shall not have any liability for loss of profit or other consequential or special damages arising in connection with this Sublease. In no event shall Tenant have any liability for loss of profit or other consequential or special damages arising in connection with this Sublease. (k) No Recordation. Neither this Sublease nor any memorandum thereof shall be recorded. The recordation of this Sublease or any memorandum thereof by Subtenant shall constitute a default by Subtenant under this Sublease. The provisions of this Paragraph 24(k) shall survive the expiration or earlier termination of this Sublease. (l) No Waivers. Failure by either party in any instance to insist upon the strict performance of any one or more of the obligations of the other party under this Sublease, or to exercise any election herein contained, or the acceptance of payment of kind with knowledge of default by the other party, shall in no manner be or be deemed to be a waiver by such party of any defaults or breaches hereunder or of any of its rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of the defaulting party’s obligations hereunder. Further, no payment by Subtenant or receipt by Tenant of a lesser amount than the correct amount of Rentals due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Tenant may accept any checks or payments as made without prejudice to Tenant’s right to recover the balance or pursue any other remedy in this Sublease. (m) Signage. Subtenant may install, at Subtenant’s sole cost and expense, signage on the walls of the third (3rd) floor elevator lobby, and on entrance doors on the 3rd floor, subject however, to Landlord’s approval, as required under the Lease, and Tenant’s approval (not to be withheld if Landlord approves of the same), and all of the applicable terms and conditions of the Lease. Such signage shall be treated as Subtenant’s personal property to be removed at the end of the Term in accordance with the applicable terms of the Lease as incorporated herein by reference and Subtenant shall also repair any damage caused by such removal. In addition, subject to Landlord’s consent, Subtenant shall have the right to Building standard signage in any Building directory. (n) Force Majeure. If performance by a party of any portion of this Sublease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, pandemic or epidemic, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. The party claiming such delay shall notify the other party within three (3) days of such delay and the estimated length of such delay. The foregoing shall not operate to excuse the payment of Rentals or any other payment obligations hereunder. (o) Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Electronic signatures (e.g., via DocuSign) shall be deemed to be equivalent to manually executed originals. (p) Disclosure. Subtenant acknowledges that Tenant is a public corporation and is required to disclose the existence of this Sublease as well as a copy of this Sublease and that as a result of

–21– 12064\019\9504874.v13 such disclosure this Sublease shall be a matter of public record, provided, however, to the extent permitted by applicable laws and the requirements of the Securities and Exchange Commission, Tenant shall redact the terms of this Sublease (including but not limited to Subtenant’s name and address) in connection with any such filing. [SIGNATURES ON FOLLOWING PAGE]

S-1 12064\019\9504874.v13 IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease, as of the Effective Date. ISTDIBS.COM, INC., a Delaware corporation By: _________________________________________ Name: Title: INTUIT INC., a Delaware corporation By: _________________________________________ Name: Quentin Knights Title: Director, Real Estate Quentin Knights (Aug 16, 2023 18:49 GMT+2) Quentin Knights Thomas Etergino (Aug 16, 2023 14:17 EDT) Thomas Etergino

A-1 12064\019\9504874.v13 EXHIBIT "A" FLOOR PLAN FOR SUBPREMISES Note: The area below (other than the shaded portion) is the Phase I Subpremises; the shaded portion is the Phase II Subpremises.

B-1 12064\019\9504874.v13 EXHIBIT "B" FF&E See attached. Note: “Main Space” refers to the “Phase I Subpremises” and “Expansion Space” refers to the “Phase II Subpremises” and any notes in the attached (e.g., to “Keep” (Yes or No), “chairs only”, etc. shall control over conflicting terms (if any) in the Sublease)

1st Dibs - Inventory list Intuit requested furniture Main Space Item Main Reception Black/brown wood sideboard Yes 3-seat black leather couch Yes Black and wood circle coffee table Yes White laminate square table Yes x2 glass table lamps Yes x2 cognac brown leather accent chairs Yes Black/brown wood side table Yes x2 Brown/silver woven leather accent chairs Yes Black wall mirror Yes Slender black floor lamp Yes Wicker/metal cabinet/shelves Yes Small brown wood side table Yes Gold Wall mirror Yes Elevator Lobby x4 woven brown winged couches Yes x2 black/gold floor lamps Yes x2 gold pedestal tables Yes “Back Reception” (between Main Reception and “YSL Zone”) 4-piece multi-level wood drawer/cabinet/shelving unit Yes x5 black wooden chairs Yes Marble-top table Yes 3-seat cognac brown leather couch Yes Keep

Gray stone square coffee table Yes x2 gold pedestal tables Yes x2 gold “bow” table lamps Yes Small brown wood sideboard Yes x2 lambswool ottomans Yes x2 leather/wood/metal chairs Yes Brown bar cart Yes Big Kitchen Outside Adjacent Wall & Opposite x2 wood/metal benches Yes Large Mirrored Console Yes x2 2-tiered round wood accent tables Yes x2 wooden multi-tiered table lamps Yes Big Kitchen x6 White cafeteria tables Yes x8 “egg” chairs Yes x4 leather and woven benches Yes “Wicker” Table and small chairs (3x) Yes x2 Large Wooden “Library” tables Yes x2 raw edge wood tables Yes Ikea Glass-door refrigerator Yes Summit Appliances 2-door commercial refrigerator Yes Summit Appliances 1-door freezer No x3 Asko Dishwashers No x2 GE Microwave Yes x2 Panasonic Microwave Yes x2 Ice fridges (needs repair) No 3 bar stools Yes Back/brown wooden shelve Yes Kombucha machine No

Nakashima Conference Room Square Table Yes x4 gray woven rolling chairs Yes Blue velvet wing chair Yes Arched Black Floor Lamp Yes Orange metal sideboard Yes Gold/glass console table Yes 1 Sony TV (mounted) Yes Gold/glass 3-tier accent table Yes Black floor lamp Yes Nakashima Zone (Workstations) x53 workstations – We want the chairs but not the desks Chairs only x19 West Elm table lamps Yes x5 Varidesks (standing desks) No x13 large original storage cabinets No x32 Ikea 3-drawer rolling cabinets Yes x1 Canon Image Runner Advance printer No x1 small Xerox Printer No x1 marble rectangular table Yes x2 Large White 4-tier bookshelves No x1 small white 5-tier bookshelf No x1 mounted Samsung TV No x1 gold floor mirror Yes x1 “Library” Table Yes Gio Ponti Conference Room x4 gray woven rolling chairs Yes LARGE mounted TV No Large wood conference table Yes

Red intricate detailed sideboard Yes x8 conference chairs Yes Gio Ponti Zone x40 workstations – We want the chairs but not the desks Chairs only 25 West Elm Table Lamps No x3 Varidesks No x25 og storage cabinets Yes x13 Ikea 3-drawer rolling cabinets Yes x2 mounted Samsung TVs No Lounge Area Btwn Gio Ponti Conf. Rm and David’s Office x2 wood desk tables Yes 2-seat black leather couch Yes x2 Ikea Side Tables Yes x2 table lamps Yes Chessboard table w/ chess pcs Yes x2 black leather armchairs Yes x2 original storage cabinets Yes Desk Lamp Yes David’s Office Large sideboard Yes Red laminate desk No Round stone top table Yes x4 gray woven rolling chairs Yes Mounted TV No Console table Yes Black end table Yes Big wood storage unit (back wall) Yes Desk Lamp Yes

YSL Conference Room Large glass console table Yes Woven gray L-chaise lounge couch Yes x1 Samsung mounted TV No Wood sideboard w/ 3 drawers Yes arched floor lamp Yes YSL Zone (Workstations) x30 workstations – We want the chairs, not the desks Chairs only x18 West Elm table lamps No x15 large og storage cabinets Yes x21 Ikea 3-drawer rolling cabinets Yes x2 3 drawer rolling Poppin cabinets Yes 1 West Elm Floor Lamp Yes 1 Mounted Samsung TV No Bulgari Conference Room White round table Yes x3 conference chairs (Herman Miller) Yes Mounted TV No Bulgari Zone (Workstations) x32 workstations – We want the chairs, not the desks Chairs only x16 WE table lamps Yes x22 og storage cabinets Yes x6 Ikea 3-drawer rolling cabinets Yes x1 Samsung mounted TV No Lounge Area x2 gray woven tufted couch Yes

Round wood panel coffee table Yes x2 cognac brown leather accent chairs Yes Hawaii Phone Room x2 small black Vitra chairs Yes x1 glass table lamp Yes x1 octagon wood accent table Yes x1 arched floor lamp Yes Australia Phone Room 1x black table Yes x2 black chairs Yes Florence Knoll Zone (Workstations) x48 workstations – We want the chairs, but not the desks Chairs only x9 Varidesks No x13 WE table lamps No x3 mounted Samsung TVs No x4 og storage cabinets Yes x1 marble top half circle console table Yes x40 Ikea rolling cabinets Yes Lounge Area x2 wood benches Yes x1 black metal pedestal accent table Yes x2 cognac brown leather lounge chairs Yes x1 square stone coffe table Yes Supply Area Large Canon Image Runner Advance Printer No Small Xerox Phaser 4600 Printer No

Florence Knoll Conference Room x1 mounted Samsung TV No x2 brown wood sideboards Yes x4 conference chairs Yes Green marble oval table Yes Lil Florence Knoll Zone (Workstations) x10 workstations – We want the chairs, but not the desks Chairs only x3 WE table lamps No x3 mounted Samsung TV No x9 og storage cabinets Yes Very large wood sideboard Yes x2 black sideboards Yes Wendell Castle Conference Room Large mounted TV No Navy blue laminate sideboard Yes Brown wood bar cart Yes 2 massive conference tables Yes White board Yes 14 chairs Yes 1 wood rocking chair Yes 19 extra chairs Yes Wendell Zone (Workstations) x24 workstations Chairs only x7 table lamps No x24 og storage cabinets Yes x2 white 4-drawer file cabinets No White Board Yes

Metal Table No 2 mounted TVs No Lounge Area 1 Massive While Wall Mirrow No Square Stone Coffee Table Yes Brown Velvet Scalloped Loveseat Yes x5 accent/armchairs (2 blue, 2 brown woeven/wood, 1 tan leather) Yes Black 4-tier bookcase Yes 2 irregular shape marble accent tables Yes Mosaic detail coffee table Yes Lounge Area 2 Large Wooden “Library” tables Yes x2 3-drawer File Cabinets No x3 4-tier bookcases Yes White board Yes 2 Gold Lamps Yes Paul Evans Conference Room Glass and wood pillar table Yes Wood and marble detail accent/console table (1 or 2) Yes x3 conference chairs Yes Small wood side table Yes Small black wood chair Yes Wall mounted Samsung TV No Hans Wegner Conference Room Round wood table yes x3 Conference Chairs (Herman Miller) yes x2 Leather tufted benches yes

Wood and marble detail accent/console table (2 or 2) yes Wall mounted Samsung no Whiteboard yes BAR 51 Wine fridges Yes Stools Yes Tables Yes ice fridge (needs repair) No 3 barstools Yes 1 high table Yes 1 center bar Yes Eames Zone 24 work stations Chairs only 4 HM desk chairs Yes 27 3-drawer ikea cabinets Yes 2 3-drawer Poppin cabinets 11 desk lamps 3 Varidesks No Prouve Conference Room 1 square conference table Yes 4 chairs Yes 1 6-drawer console Yes 1 wall-mounted TV No Eames Conference Room 1 square conference table Yes 3 chairs Yes 1 small wooden console Yes Expansion Space No No

1 metal/glass side table Yes Little Kitchen 1-door Summit refrigerator Yes 2 counter height chairs Yes 1 standing Bevi machine No 1 dishwasher No 1 Bunn coffee machine No 1 Bunn coffee grinder No Quiet Warhol Zone 31 workstations Chairs only 12 HM chairs Yes 3 other desk chairs Yes 2 wall-mounted TVs No 10 desk lamps 27 3-drawer ikea cabinets Yes 3 original underdesk cabinets No 3 Varidesks No 1 wooden console/desk Yes 8 5-shelve bookcases (3 narrow bookcases, 5 wide cases) Yes 2 3-drawer metal filing cabinets No Warhol Conference Room large powered conference room table Yes 9 Vitra chairs Yes 2 wall mounted TVs No 2 large 6-door consoles/cabinets Yes 1 floor lamp Yes Faberge Zone 24 workstations Chairs only 12 original underdesk cabinets No 10 3-drawer ikea cabinets Yes 2 poppin cabinets No No

10 HM chairs Yes 2 other desk chairs Yes 7 varidesks No 8 desk lamps Faberge Conference Room 3 Other Herman Miller Chairs Yes Round Glass table Yes Small Glass 2 tier console Yes 1 mounted TV No Un-named Conference Room 3 HM chairs Yes 1 Poppin desk Yes 1 black round table Yes 2 3-drawer poppin cabinets Yes Lounge Space 1 large wood console/cabinet pc Yes 1 carved wood mirror Yes Chesterfield couch Yes Chesterfield armchair Yes mirror/metal side table Yes large square stone coffee table Yes ornamental wooden storage cabinet/chest Yes 3 Framery Model O phonebooths arched floor lamp Yes 2 metal pedestal tables (1 orange, 1 gold) Yes Woven/wooden lounge chair Yes No

C-1 12064\019\9504874.v13 EXHIBIT “C” LEASE See Attached.

12064\019\9531239 CONSENT TO SUBLEASE JSM ASSOCIATES I LLC, a Delaware limited liability company (“Landlord”), having an office c/o Edward J. Minskoff Equities, Inc., 1325 Avenue of the Americas, New York, New York 10019, as landlord under that certain lease dated as of October 8, 2013 (the “Lease”), between Landlord and 1STDIBS.COM, INC. (“Sublandlord”), as tenant, of the entire rentable area of the third (3rd) floor (the “Demised Premises”) in the building known as 51 Astor Place, New York, New York (the “Building”), hereby consents (this “Consent to Sublease”) to the sublease (the “Sublease”) of the entire Demised Premises (the “Sublease Premises”), as shown on the plan annexed to the Lease as Exhibit “A”, by Sublandlord to INTUIT INC., as subtenant (“Subtenant”), pursuant to that certain sublease dated as of August __, 2023 (the “Sublease Agreement”), which is annexed hereto as Exhibit “A” and made a part hereof, which consent shall be subject to, and is granted in consideration of the acceptance and performance by Sublandlord and Subtenant of, each and every one of the following terms and conditions: 1. Sublandlord shall furnish Landlord with a counterpart of this Consent to Sublease, executed by Sublandlord and Subtenant, confirming the acceptance by both Sublandlord and Subtenant of all of the terms and conditions hereinafter set forth. 2. The Sublease shall be subject to all of the terms, covenants, conditions and provisions of the Lease, and any provision of the Sublease Agreement that is in conflict with, or purports to vary, any provision of the Lease or this Consent to Sublease shall, as between Landlord and Sublandlord or between Landlord and Subtenant (as the case may be), be null and void, notwithstanding Landlord’s consent to the Sublease. As between Sublandlord and Subtenant, (x) nothing contained herein shall be deemed to modify any of the terms, covenants, conditions or provisions of the Sublease Agreement, and (y) in the event of any conflict between the provisions of the Sublease Agreement and this Consent to Sublease, the terms of the Sublease Agreement shall prevail. Except if and to the extent that any act or omission of Sublandlord and/or Subtenant in accordance with any of the provisions of the Sublease Agreement would (or does) result in a default under the Lease or a violation of an express provision contained in this Consent to Sublease, neither the foregoing nor any general provision of this Consent to Sublease shall be construed to alter the relationship between Sublandlord and Subtenant under, or to modify any provision of, the Sublease Agreement. 3. Upon notification by Landlord to Subtenant that an Event of Default under the Lease has occurred, Sublandlord hereby authorizes and directs Subtenant to pay to Landlord, all Fixed Rent, Additional Rent and other charges payable to Sublandlord under the Sublease, with the net amount so collected by Landlord to be applied to the Fixed Rent, additional rent and other charges provided under the Lease. Sublandlord agrees that Subtenant shall have the right to rely upon any such statement and request from Landlord and Subtenant shall have no responsibility to ascertain whether any Event of Default has actually occurred. Sublandlord hereby waives any right, claim or demand that Sublandlord may now or hereafter have against Subtenant by reason of Subtenant having made such payments to Landlord, and any payment made by Subtenant to Landlord pursuant to this Paragraph 3 shall discharge the obligation of Subtenant to make such payment to Sublandlord. Notwithstanding this Consent to Sublease and any acceptance by Landlord of rent from Subtenant: (i) Sublandlord shall not be released from, but shall be and remain liable for, the full performance and discharge of all of the obligations and liabilities under the Lease on the part of tenant thereunder to be performed and discharged, and

-2- 12064\019\9531239 (ii) Landlord shall not be deemed to have entered into a landlord/tenant relationship with Subtenant or to have otherwise accepted Subtenant as a tenant of the Sublease Premises. 4. Without limiting the provisions of Paragraph 2 above, Article 10 of the Lease and Landlord’s rights and options thereunder shall continue to apply, inter alia, to any further subletting of the Sublease Premises, prior to and pre-emptive of any rights of Sublandlord. Subtenant shall not assign its interest in the Sublease (or Sublease Agreement), and shall not sublet all or any portion of the Sublease Premises, without the express written consent of Landlord in each instance, which consent may be granted or withheld (or not required) in accordance with the terms of Article 10 of the Lease. 5. The consent herein granted shall not be deemed to be a consent to the performance of alterations, installation of signs, or to any change in the present manner of the operation of business conducted at the Sublease Premises, or to any other matter that may be referred to or contemplated by the Sublease Agreement (other than the Sublease itself) to the extent that any such consent would be required under the Lease. 6. The consent herein granted shall not be deemed to be an acknowledgment of the validity or accuracy of any recital, statement or representation contained in the Sublease Agreement, or a waiver of any uncollected or unbilled Fixed Rent, additional rent or other charges that may be due or payable under the Lease. 7. Landlord shall not be deemed a party to the Sublease or the Sublease Agreement, and Landlord’s consent to the Sublease shall not bind Landlord to any term or provision contained therein. 8. Sublandlord and Subtenant jointly represent to Landlord that the Sublease Agreement annexed hereto is a true copy of the Sublease Agreement, and constitutes the entire agreement between Sublandlord and Subtenant relating to the Sublease consented to herein. Sublandlord and Subtenant agree that they will not change, modify or amend the Sublease Agreement without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord’s consent shall not be required in connection with any cancellation or termination of the Sublease Agreement including, without limitation, pursuant to an express termination right set forth in the Sublease Agreement (including, without limitation, Sublandlord’s right to terminate the Sublease Agreement in the event of a default by Subtenant thereunder and Subtenant’s right to terminate the Sublease Agreement set forth in Section 2(c) thereof). Sublandlord and Subtenant shall provide Landlord with a copy of any agreement amending (after the above referenced consent has been obtained from Landlord) or terminating the Sublease Agreement after the execution thereof by Sublandlord and Subtenant. 9. Each of Sublandlord and Subtenant represents and warrants to Landlord that, except as expressly set forth in the Sublease Agreement, neither Sublandlord nor Subtenant has employed, dealt with or negotiated with any broker in connection with the Sublease other than Jones Lang LaSalle Brokerage Inc. (the “Broker”). Sublandlord and Subtenant jointly and severally covenant and agree to indemnify Landlord against, and hold Landlord harmless from, any and all liability, damage, cost and expense (including, without limitation, reasonable

-3- 12064\019\9531239 attorneys’ fees and disbursements) arising out of any claim for commission, fee and/or other compensation by the Broker or any broker or other party in connection with the Sublease. 10. A. Subtenant acknowledges and agrees that the Sublease is subject and subordinate in all respects to the Lease and to each and every mortgage and underlying lease (including all modifications and extensions thereof) now or hereafter affecting the Building. B. Subtenant agrees that, upon the expiration, surrender or any earlier termination of Sublandlord’s leasehold estate under the Lease for any reason whatsoever, the Sublease shall, at Landlord’s option, forthwith terminate and expire, and Subtenant shall immediately quit and surrender the Sublease Premises removing all Subtenant’s property therefrom, leaving the same broom clean and in good order and condition, and repairing all damage caused by such removal, ordinary wear and tear and damage due to casualty excepted. Landlord shall have the right to dispose of any remaining property and effects that remain in the Sublease Premises after such expiration, surrender or termination, at Subtenant’s cost and expense, or retain or sell (and retain any net proceeds from the sale thereof) any such remaining property and effects, in each case, without waiving Landlord’s rights with respect to any default by Subtenant under the foregoing provisions of this Paragraph 10B. Subtenant expressly waives, for itself and for any person claiming through or under Subtenant, any rights that Subtenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules (and of any successor law of like import then in force), in connection with any holdover summary proceedings that Landlord may institute to enforce the foregoing provisions of this Paragraph 10B. If the date of such expiration, surrender or termination shall fall on a Sunday or holiday, Subtenant’s obligations under the first sentence of this Paragraph 10B shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or holiday. Subtenant’s obligations under this Paragraph 10B shall survive the expiration, surrender or sooner termination of (i) Sublandlord’s leasehold estate under the Lease and/or (ii) the Sublease. C. Notwithstanding the provisions of Paragraph 10B above, upon any such expiration, surrender or termination: (i) Subtenant shall, upon Landlord’s demand, attorn to Landlord and be bound to Landlord upon all of the then-executory terms, conditions and covenants as are set forth in the Sublease Agreement and this Consent to Sublease as if Landlord were the Sublandlord thereunder, except that Landlord shall not be: (a) liable for any act, omission or default of Sublandlord under the Sublease, or for the return of any security deposit unless actually received by Landlord, (b) subject to any offsets, claims or defenses which Subtenant might have against Sublandlord under the Sublease, (c) bound by any rent or additional rent which Subtenant might have paid to Sublandlord for more than one month in advance, (d) bound by any amendment or modification to the Sublease Agreement made without Landlord’s prior written consent, and (e) bound by any covenant or other obligation to undertake or complete any work to the Sublease Premises or any portion thereof; (ii) Sublandlord shall deliver to Landlord any security deposit which Sublandlord shall then be holding pursuant to the terms of the Sublease Agreement; and (iii) Subtenant shall reimburse Landlord for any reasonable, out-of-pocket costs incurred by Landlord in connection with such attornment (including actual, out-of-pocket attorneys’ fees and disbursements). The provisions of this Paragraph 10C shall (x) apply notwithstanding that, as a matter of law, the Sublease may terminate upon the expiration, termination or surrender of the Lease, and (y) be self-operative

-4- 12064\019\9531239 upon any such election by Landlord to require attornment; provided, however, that Subtenant, following written demand of Landlord, shall execute and deliver such instrument or instruments as Landlord may reasonably request to evidence and confirm the foregoing provisions of this Paragraph 10C. If Landlord shall elect to exercise Landlord’s option to require Subtenant’s attornment pursuant to this Paragraph 10C, then the provisions of Paragraph 10B above shall be of no force or effect. 11. Except as expressly provided otherwise herein, Sublandlord and Subtenant hereby acknowledge and agree that the terms and provisions of Article 8 of the Lease are and shall be fully applicable to and binding upon Subtenant (as if Subtenant were Tenant thereunder) for the benefit of Landlord (and any other parties required under the Lease to be named as loss payees) and Sublandlord each as a loss payee. Landlord (and any other parties required under the Lease to be named as loss payees) and Sublandlord shall also be included as an Additional Insured on a primary & non-contributory basis inclusive of a waiver of subrogation. Notwithstanding anything to the contrary contained in Section 8.03(A) of the Lease, Subtenant shall deliver certificates of insurance to Landlord and Sublandlord (as opposed to copies of Subtenant’s insurance policy or policies). Further, notwithstanding anything to the contrary contained in Section 8.03(C) of the Lease, Subtenant shall comply with the insurance requirements of the Lease as modified herein and as such Subtenant shall only be required to provide notice to Landlord and Sublandlord of a cancellation or material modification to Subtenant’s insurance policy or policies. Landlord shall, subject to and in accordance with the provisions of Section 8.04 of the Lease, obtain for the benefit of Subtenant a waiver of subrogation in the policies referred to therein. 12. Except if and to the extent that the same shall be caused by the negligence or willful misconduct of Landlord or of Landlord’s agents, but irrespective of whether Subtenant shall have been negligent in connection therewith, Subtenant shall indemnify and save harmless Landlord and Landlord’s agents and, at Landlord’s option, defend Landlord and/or Landlord’s agents, against and from: (i) any and all claims against Landlord or such agents directly or indirectly of whatever nature arising wholly or in part from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, officers, employees, invitees or visitors; (ii) any and all claims against Landlord or such agents arising directly or indirectly from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of the Sublease in or about the Sublease Premises, or occurring outside of the Sublease Premises but anywhere within or about the Building, where such accident, injury or damage results or is claimed to have resulted wholly or in part from any act, omission or negligence of Subtenant or Subtenant’s contractors, licensees, agents, servants, officers, employees, invitees or visitors; (iii) any and all costs, expenses, claims and liabilities arising from any breach, violation or non-performance of any covenant or condition in the Sublease Agreement set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed; and (iv) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Sublease Premises by Subtenant, or the filing of any tax return in connection therewith by Subtenant (although Landlord agrees to execute any such return if required by law or reasonably requested by Subtenant), regardless of whether such tax shall be imposed upon Landlord, Sublandlord or Subtenant. This indemnity and hold harmless agreement shall: (x) include indemnity from and against any and all liability, fines, suits,

-5- 12064\019\9531239 demands, costs, damages and expenses of any kind or nature (including, without limitation, reasonable attorney’s and other professional fees and disbursements) incurred in connection with any such claims (including any settlement thereof) or proceeding brought thereon, and the defense thereof; and (y) inure also to the benefit of the agents, employees, officers, directors and partners of Landlord and Landlord’s agents. 13. Any and all notices, demands, requests or other communications (“Notices”) given or required to be given to any party pursuant to this Consent to Sublease shall be effective only if given in writing, and sent by hand or by a nationally recognized overnight courier: (i) if to Landlord, to JSM Associates I LLC, c/o Edward J. Minskoff Equities, Inc., 1325 Avenue of the Americas, New York, New York 10019, Attention: Chief Financial Officer, with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: Trevor T. Adler, Esq., (ii) if to Sublandlord, to 1stdibs.com, Inc., 51 Astor Place, 3rd Floor, New York, New York 10010, Attention: Melanie Goins, with a copy to: Mintz & Gold LLP, 600 Third Avenue, 25th Floor, New York, New York 10016, Attention: Heath Loring, Esq., or at such other address as Sublandlord shall have last designated by notice in writing to Landlord, and (iii) if to Subtenant, to Intuit Inc., c/o Lease Administration, 2535 Garcia Avenue, Mountain View, California 94043, with a copy to Intuit Inc., 2700 Coast Avenue, Mountain View, California 94043, Attention: General Counsel. By notice given as herein set forth, any party may change the address to which Notices to such party must be delivered. The effective date of any Notice shall be the date of receipt thereof (or the date that such receipt is refused, if applicable). 14. Nothing contained in this Consent to Sublease shall be deemed to bestow or grant third party beneficiary rights upon Subtenant; it being the express agreement and understanding that this Consent to Sublease is being granted for the sole purpose of permitting the Sublease pursuant to the terms herein contained, and that Subtenant acquires no rights whatsoever enforceable against Landlord (except as expressly provided herein). Accordingly, Landlord shall not be liable to Subtenant or Sublandlord, or to any third party, pursuant to any provision of the Sublease Agreement requiring or contemplating any action or performance by Landlord thereunder (but the foregoing shall not be construed to negate or reduce Landlord’s express obligations under the Lease). Moreover, regardless of any allocation in the Sublease Agreement as between Sublandlord and Subtenant of any obligation, performance or liability of any party under the Lease, Sublandlord shall remain fully liable to Landlord for all of the obligations, performance and liabilities on the part of Tenant set forth in the Lease. 15. Notwithstanding anything contained to the contrary in this Consent to Sublease, Landlord and Sublandlord hereby acknowledge and agree that Subtenant shall be permitted to direct requests for services to be provided by Landlord pursuant to the provisions of the Lease (as applicable to the Sublease Premises) and for additional services directly to Landlord (and shall be permitted to pay Landlord directly for such services) and to otherwise direct inquiries or requests regarding the Sublease Premises to Landlord (including, without limitation, requests for Landlord’s consent (as required under the Lease)), provided that Subtenant pays for such services at the rates charged to Sublandlord pursuant to the Lease (and if not stated in the Lease, at Landlord’s then standard charge therefor charged generally to other tenants in the Building) in the manner and at the time set forth in the Lease. In no event shall Landlord’s acceptance of such payments, or the rendition of such services by Landlord, or the

-6- 12064\019\9531239 response by Landlord to any such inquiries or requests, create or be deemed to have created any privity of estate or privity of contract between Landlord and Subtenant with respect to the Sublease Premises. Nothing contained in this Paragraph 15 shall be deemed to constitute a release of Sublandlord from any of Sublandlord’s respective obligations as Tenant under the Lease, and Sublandlord shall remain fully liable for the performance of all of the Tenant’s obligations under the Lease, and shall be fully responsible for all of the acts and omissions of Subtenant or of anyone claiming by, under or through Sublandlord or Subtenant that shall be a violation of, or default under, any of the obligations or liabilities of the tenant under the Lease. (For the purposes of illustration and not limitation, if Subtenant requests that Landlord provide any building service for which Landlord imposes a separate charge, and if such service is provided by Landlord, such request for, provision of, or payment by Subtenant for, such services shall not serve to create any relationship of landlord and tenant between Landlord and Subtenant, and Sublandlord shall remain fully liable for payment of such charges.) 16. Sublandlord and Subtenant each represents and warrants that no rent or other consideration is being paid or is payable to Sublandlord by Subtenant for the right to occupy the Sublease Premises (or for the use, sale or rental of Sublandlord’s fixtures, leasehold improvements, equipment, furniture or other personal property), except as expressly provided for in the Sublease. Sublandlord (i) represents and warrants that no rent or other consideration being paid for the right to occupy the Sublease Premises (or for the use, sale or rental of Sublandlord’s fixtures, leasehold improvements, equipment, furniture or other personal property) is anticipated to result in any Profit (as defined in Section 10.07 of the Lease), and (ii) covenants to Landlord that if any Profit does result therefrom, Sublandlord shall comply with Section 10.07 of the Lease and pay to Landlord an amount equal to fifty percent (50%) of the Profit actually received by Sublandlord. 17. Sublandlord represents that the Lease is in full force and effect, and that, to the best of Sublandlord’s knowledge, as of the Effective Date, Landlord is not in default of any of Landlord’s obligations under the Lease. 18. This Consent to Sublease may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Consent to Sublease by signing any such counterpart. This Consent to Sublease may be executed through an electronic signature/online digital signature service, such as “DocuSign”, and any such execution by a party by such electronic signature shall be valid, effective and binding upon the party executing. Delivery of an executed counterpart of this Consent to Sublease by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of an original. 19. Sublandlord shall pay to Landlord all costs, expenses and attorneys’ fees incurred by Landlord in connection with the review of the Sublease Agreement, the preparation of this Consent to Sublease, and any modifications thereof requested by Sublandlord or Subtenant. 20. Landlord agrees that Subtenant shall have the right, subject to Landlord’s prior written approval (which approval shall not be unreasonably withheld) and to all applicable provisions of the Lease, to install signage in accordance with Landlord’s then Building standard

-7- 12064\019\9531239 signage parameters on any entry doors to the Sublease Premises and/or in the elevator lobby on the 3rd floor of the Building. 21. Subtenant shall have the non-exclusive right to use, in common with other tenants and occupants of the Building, the bicycle storage area in the Building, subject to the rules prescribed by Landlord therefor. 22. Landlord acknowledges that Subtenant intends to install its own card reader access system in and around the Sublease Premises, which installation and use thereof shall be subject to all provisions of the Lease and to Landlord’s review and approval of the final plans therefor (such approval not to be unreasonably withheld). [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

-8- 12064\019\9531239 23. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. IN WITNESS WHEREOF, Landlord has executed this Consent to Sublease as of the ___ day of August, 2023 (the “Effective Date”). JSM ASSOCIATES I LLC, Landlord By: ______________________________ Name: Edward J. Minskoff Title: Authorized Signatory ACCEPTED AND AGREED TO AS OF THE EFFECTIVE DATE: 1STDIBS.COM, INC., Sublandlord By: ____________________________ Name: Title: INTUIT INC., Subtenant By:____________________________ Name: Quentin Knights Title: Director, Global Real Estate Quentin Knights (Aug 16, 2023 18:49 GMT+2) Quentin Knights Thomas Etergino (Aug 16, 2023 14:17 EDT) Thomas Etergino

12064\019\9531239 EXHIBIT “A” Sublease Agreement (See attached.)